                                     AGREEMENT

                          FOR PURCHASE AND SALE OF ASSETS

                                    BY AND AMONG

                         MOORE NORTH AMERICA, INC., SELLER

                             VISTA DMS, INC., PURCHASER

                                        AND

                     VISTA INFORMATION SOLUTIONS, INC., PARENT

                                  TABLE OF CONTENTS

                                                                                 PAGE
ARTICLE I      THE TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . .2

     1.1.      Purchase and Sale of Purchased Assets . . . . . . . . . . . . . . . .2

     1.2.      Purchased Assets. . . . . . . . . . . . . . . . . . . . . . . . . . .2

     1.3.      Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . .3

     1.4.      Assumed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . .4

     1.5.      Excluded Liabilities. . . . . . . . . . . . . . . . . . . . . . . . .5

     1.6.      Assignment of Contracts . . . . . . . . . . . . . . . . . . . . . . .5

     1.7.      Bulk Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE II     CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     2.1.      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     2.2.      Payment of Consideration. . . . . . . . . . . . . . . . . . . . . . .6

     2.3.      Closing Price Protection. . . . . . . . . . . . . . . . . . . . . . .7

     2.4.      Post-Closing Price Protection . . . . . . . . . . . . . . . . . . . .7

     2.5.      Purchase Price Allocation . . . . . . . . . . . . . . . . . . . . . .8

     2.6.      Signing Payment . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     2.7.      Adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

     2.8.      Canadian Goods and Services Tax Elections . . . . . . . . . . . . . .9

ARTICLE III    THE CLOSING AND TRANSFER OF PURCHASED ASSETS. . . . . . . . . . . . .9

     3.1.      Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

     3.2.      Deliveries by Purchaser . . . . . . . . . . . . . . . . . . . . . . .9

     3.3.      Deliveries by Seller. . . . . . . . . . . . . . . . . . . . . . . . 10

     3.4.      Deliveries by Purchaser and Seller. . . . . . . . . . . . . . . . . 10

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLER. . . . . . . . . . . . . . 11

     4.1.      Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

     4.2.      Validity; No Conflict . . . . . . . . . . . . . . . . . . . . . . . 11

     4.3.      Due Organization. . . . . . . . . . . . . . . . . . . . . . . . . . 12

     4.4.      Financial Information . . . . . . . . . . . . . . . . . . . . . . . 12

     4.5.      Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . 12

     4.6.      Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . 13

     4.7.      Interim Change. . . . . . . . . . . . . . . . . . . . . . . . . . . 13


                                     -i-

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                                 PAGE

     4.8.      Purchased Assets. . . . . . . . . . . . . . . . . . . . . . . . . . 13

     4.9.      Owned Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . 14

     4.10.     Real Estate Leases. . . . . . . . . . . . . . . . . . . . . . . . . 14

     4.11.     Employee Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     4.12.     Material Contracts. . . . . . . . . . . . . . . . . . . . . . . . . 14

     4.13.     Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . 15

     4.14.     Software and Information Systems. . . . . . . . . . . . . . . . . . 15

     4.15.     Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . 16

     4.16.     Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . 16

     4.17.     Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

     4.18.     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

     4.19.     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

     4.20.     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . 17

     4.21.     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

     4.22.     Investment Representations; Accredited Investor . . . . . . . . . . 18

     4.23.     Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

     4.24.     Residency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

     4.25.     Printing Business . . . . . . . . . . . . . . . . . . . . . . . . . 19

     4.26.     Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF  PURCHASER AND PARENT . . . . . . 20

     5.1.      Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

     5.2.      Validity; No Conflict . . . . . . . . . . . . . . . . . . . . . . . 20

     5.3.      Due Organization and Purpose. . . . . . . . . . . . . . . . . . . . 21

     5.4.      Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . 21

     5.5.      SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

     5.6.      Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . 22

     5.7.      Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . 23

     5.8.      Interim Change. . . . . . . . . . . . . . . . . . . . . . . . . . . 23

     5.9.      Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . 24


                                     -ii-

                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                                 PAGE

     5.10.     Material Contracts. . . . . . . . . . . . . . . . . . . . . . . . . 24

     5.11.     Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . 24

     5.12.     Software and Information Systems. . . . . . . . . . . . . . . . . . 24

     5.13.     Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . 25

     5.14.     Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . 25

     5.15.     Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

     5.16.     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

     5.17.     Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE VI     COVENANTS OF SELLER . . . . . . . . . . . . . . . . . . . . . . . . 26

     6.1.      Interim Conduct of Business; Operating Board. . . . . . . . . . . . 26

     6.2.      Access. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

     6.3.      Records and Documents . . . . . . . . . . . . . . . . . . . . . . . 26

     6.4.      Consummation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

     6.5.      Hart-Scott-Rodino Consent . . . . . . . . . . . . . . . . . . . . . 26

     6.6.      Noncompetition. . . . . . . . . . . . . . . . . . . . . . . . . . . 27

     6.7.      Notification of Breach. . . . . . . . . . . . . . . . . . . . . . . 27

     6.8.      Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

     6.9.      Interim Financial Statements. . . . . . . . . . . . . . . . . . . . 27

ARTICLE VII    COVENANTS OF PURCHASER AND PARENT . . . . . . . . . . . . . . . . . 28

     7.1.      Interim Conduct of Business . . . . . . . . . . . . . . . . . . . . 28

     7.2.      Access. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

     7.3.      Consummation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

     7.4.      Hart-Scott-Rodino Consent . . . . . . . . . . . . . . . . . . . . . 29

     7.5.      Records and Documents . . . . . . . . . . . . . . . . . . . . . . . 29

     7.6.      Notification of Breach. . . . . . . . . . . . . . . . . . . . . . . 29

     7.7.      Investment Canada Notification. . . . . . . . . . . . . . . . . . . 29

     7.8.      Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE VIII   OTHER COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . 30

     8.1.      Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . 30

     8.2.      Parent Common Stock . . . . . . . . . . . . . . . . . . . . . . . . 31

                                    -iii-
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                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                                 PAGE

     8.3.      Cooperation and Records Retention with respect to Taxes . . . . . . 31

     8.4.      Patent Infringement Claims. . . . . . . . . . . . . . . . . . . . . 32

     8.5.      Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

     8.6.      Tax Election. . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE IX     EMPLOYEES AND EMPLOYEE BENEFIT MATTERS. . . . . . . . . . . . . . . 33

     9.1.      Continued Association with Business . . . . . . . . . . . . . . . . 33

     9.2.      Payroll Records . . . . . . . . . . . . . . . . . . . . . . . . . . 33

     9.3.      WARN Act Compliance . . . . . . . . . . . . . . . . . . . . . . . . 33

     9.4.      Canadian Personnel Matters. . . . . . . . . . . . . . . . . . . . . 33

     9.5.      Canadian Employees. . . . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE X      CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND PARENT . . . . 34

     10.1.     Accuracy of Warranties and Performance of Covenants . . . . . . . . 34

     10.2.     No Pending Action . . . . . . . . . . . . . . . . . . . . . . . . . 35

     10.3.     Condition of Purchased Assets . . . . . . . . . . . . . . . . . . . 35

     10.4.     Hart-Scott-Rodino . . . . . . . . . . . . . . . . . . . . . . . . . 35

     10.5.     ICA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE XI     CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER . . . . . . . . . . . 35

     11.1.     Accuracy of Warranties and Performance of Covenants . . . . . . . . 35

     11.2.     No Pending Action . . . . . . . . . . . . . . . . . . . . . . . . . 36

     11.3.     Condition of Assets . . . . . . . . . . . . . . . . . . . . . . . . 36

     11.4.     Hart-Scott-Rodino . . . . . . . . . . . . . . . . . . . . . . . . . 36

     11.5.     ICA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

     11.6.     Director. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

     11.7.     IBJ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

     11.8.     Other Consents and Approvals. . . . . . . . . . . . . . . . . . . . 37

ARTICLE XII    SURVIVAL AND INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . 37

     12.1.     Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

     12.2.     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . 37

     12.3.     General Provisions Relating to Indemnification. . . . . . . . . . . 37

                                     -iv-
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                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                                 PAGE

ARTICLE XIII   TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

     13.1.     Termination or Abandonment. . . . . . . . . . . . . . . . . . . . . 39

     13.2.     Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE XIV    GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . 40

     14.1.     Amendments and Waiver . . . . . . . . . . . . . . . . . . . . . . . 40

     14.2.     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

     14.3.     Expenses; Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 42

     14.4.     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

     14.5.     Successors and Assigns; Beneficiaries . . . . . . . . . . . . . . . 42

     14.6.     Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 42

     14.7.     Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

     14.8.     Partial Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . 42

     14.9.     Governing Law; Jurisdiction . . . . . . . . . . . . . . . . . . . . 43

     14.10.    Other Rules of Construction . . . . . . . . . . . . . . . . . . . . 43

     14.11.    Authorship. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43

     14.12.    Specific Performance. . . . . . . . . . . . . . . . . . . . . . . . 43

     14.13.    Joint and Several Obligations . . . . . . . . . . . . . . . . . . . 43

SCHEDULES

1.0       Facilities
1.2(e)    E-mail, Internet Sites
1.2(h)    Computer Software Programs
1.2(i)    Trademarks and Copyrights
1.2(p)    Permits and Licenses
1.3(e)    Infringers
1.3(f)    Excluded Software and Information Systems
4.0       Knowledgeable Persons
4.4       Financial Statements
4.5       Transactions with Affiliates
4.6       Accounts Receivable
4.7       Interim Change
4.8       Purchased Assets
4.9       Owned Real Estate
4.10      Real Estate Leases
4.11      Employee Plans
4.12      Seller's Material Contracts
4.13      Intellectual Property
4.14      Software
4.15      Legal Proceedings; Seller
4.18      Tax Disputes
4.19      Employees
4.20      Environmental Matters
4.21      Insurance
5.2       Consents
5.4       Subsidiaries and Joint Ventures
5.8       Interim Change
5.9       Title to Assets
5.10      Parent's Material Contracts
5.11      Intellectual Property
5.12      Software and Information Systems
5.13      Legal Proceedings; Parent
7.1       Parent's Interim Conduct of Business
9.1       Continuing Association with Business

EXHIBITS

A.   Convertible Note
B.   Additional Note
C.   Legal Opinion of Counsel for Purchaser and Parent
D.   Trademark Assignment
E.   Copyright Assignment
F.   Legal Opinion of Counsel for Seller
G.   General Assignment, Bill of Sale and Assumption of Liabilities of
     MooreNorth America, Inc.
H.   General Conveyance and Assumption of Liabilities of Moore Corporation
     Limited
I.   [Intentionally Left Blank]
J.   Security Agreements
K.   Pledge Agreements
L.   Printing Services Agreement
M.   Transition Services Agreement
N.   Preferred Supplier Relationship Agreement
O.   Canadian Security Documents

                                     AGREEMENT
                                        FOR
                            PURCHASE AND SALE OF ASSETS


     THIS AGREEMENT is made and entered into this 28th day of July, 1999, by and among VISTA Information Solutions, Inc., a Delaware corporation ("PARENT"), VISTA DMS, Inc., a Delaware corporation, and a wholly owned Subsidiary of Parent ("PURCHASER"), and Moore North America, Inc., a Delaware corporation ("SELLER").

     WHEREAS, the Data Management Services Division of Seller in conjunction with the Data Management Services Division of Moore Corporation Limited, an Ontario corporation ("MOORE LIMITED"), is engaged in the business of providing the following services and products primarily to the residential real estate industry and to businesses and consumers engaged in real estate related transactions (collectively, the "BUSINESS"):

          (i) computer hardware and software to manage real estate listings, including, in certain instances, integrated data regarding tax and school information;

          (ii)  printed catalogues containing real estate listings;

          (iii) computer software specifically targeted at real estate brokers and agents to help manage prospects and to automate various daily tasks;

          (iv) an internet site under the CYBERHOMES-Registered Trademark-name which provides a public view of non-commercial properties listed for sale by real estate brokers;

          (v) non-real estate related computer directed printing services, primarily in Canada (the "CDS BUSINESS");

          (vi) access and use of databases compiled by the Seller and Moore Limited of publicly available information related to ownership and sales prices of properties; and

          (vii) an on demand custom search service of Canadian title, and government registered documents;

with all of such activities being conducted from the facilities set forth on
SCHEDULE 1.0, (collectively, the "FACILITIES");

     WHEREAS, on the terms and subject to the conditions hereinafter set forth, Purchaser desires to purchase from Seller and Moore Limited and Seller and Moore Limited desire to sell to Purchaser, subject to the assumption of the designated liabilities and obligations, certain of the assets, properties and rights used in the Business;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                      ARTICLE I

                                   THE TRANSACTION

     1.1. PURCHASE AND SALE OF PURCHASED ASSETS. At the Closing (as defined below), Seller shall sell, transfer, assign and deliver to Purchaser (and shall cause Moore Limited to so sell, transfer, assign and deliver) and Purchaser shall purchase, accept and receive, all of Seller's and Moore Limited's right, title and interest in and to the Purchased Assets (as defined below) as they exist at Closing. At Purchaser's election, it may designate a Canadian subsidiary of Purchaser or Parent to be the assignee of the Purchased Assets to be conveyed by Moore Limited; provided that Parent and Purchaser shall be jointly and severally liable to Seller and Moore Limited for all obligations to be fulfilled by such Canadian assignee in connection herewith.

     1.2. PURCHASED ASSETS. The "PURCHASED ASSETS" are all of Seller's and Moore Limited's right, title and interest in and to the following, to the extent employed solely in the Business:

            (a)  all accounts and notes receivable (subject to Section
     1.3(i));

            (b)  all inventories;

            (c) the office furnishings, equipment, fixtures, supplies and computer equipment located at the Facilities and including any computer and other equipment leased or provided by the Business to its customers;

            (d) all Owned Real Estate (as defined below), including the buildings, structures and improvements situated thereon;

            (e) e-mail addresses, Internet user names, addresses and sites, and telephone and fax numbers listed on SCHEDULE 1.2(e);

            (f) all rights and claims under lease or sale contracts, customer orders, residual rights under operating leases, maintenance and support agreements, license agreements, dealer and distributor agreements and other commitments of the Business;

            (g) rights and claims under the Material Contracts (as defined below) and Real Estate Leases (as defined below);

            (h) all computer software programs, source codes (including annotations), object codes, information systems, program specifications and related materials and documentation used in the products of the Business and listed on SCHEDULE 1.2(h);

            (i)  all patents (the "PATENTS") (subject to Section 1.3(e) and
     Section 8.4), trade secrets, trademarks, copyrights, trade names, corporate names, trade styles, logos, product designations and service marks and all applications (pending or in process) and registrations therefor and licenses thereof used in the Business and listed on SCHEDULE 1.2(i);

            (j) all stock in Moore Public Records, Inc. owned by Seller (a participant in a joint venture);

            (k)  all sales and promotional literature and art work;

            (l) all rights under and pursuant to all warranties, representations and guarantees made by suppliers of goods or services to Seller, with respect to the goods and services sold by the Business;

            (m) to the extent assignable to Purchaser, all rights under agreements with employees and consultants of the Business concerning confidentiality, noncompetition, nonsolicitation or the assignment of inventions;

            (n) the customer files and all lists of customers, prospects and vendors;

            (o) all business records with respect to the operation of the Business; and

            (p) to the extent assignable to Purchaser, permits and licenses (and pending applications for any thereof) listed on SCHEDULE 1.2(p);

provided, however, that the definition of Purchased Assets shall not include any items defined as Excluded Assets in Section 1.3.

     1.3. EXCLUDED ASSETS. Notwithstanding anything contained herein to the contrary, Seller will retain and not transfer, and Purchaser will not acquire any assets of Seller, other than the Purchased Assets (collectively, the "EXCLUDED ASSETS"), including the following assets which shall not be sold or transferred to Purchaser:

            (a) all cash and cash equivalents, including cash on hand and cash in transit (i.e., bank deposits being made by Seller), deposits and prepaids, other than the Arizona Prepaid Revenue. "ARIZONA PREPAID REVENUE" shall equal (i) the amount received by the Business pursuant to Exhibit D to the Moore Lease and License Agreement between the Business and Arizona Regional Multiple Listing Service, Inc. ("ARIZONA REGIONAL MLS") dated August 10, 1998 (the "ARIZONA CONTRACT") through the Closing Date, less (ii) any amount paid or rebated to the Arizona Regional MLS, any state taxing authority and any other amount expended by the Business under the Arizona Contract through the Closing Date, less (iii) any amount under clause (i) recognized as revenue under GAAP (as defined below) through the Closing Date;

            (b) accounting and other records not relating to the operation of the Business;

            (c) the "MOORE" name, including any derivations thereof or names confusingly similar thereto, and any logos, marks, taglines and other uses based on any of the foregoing;

            (d) refunds pertaining to any Federal, foreign, state, provincial or local tax obligations of Seller to the extent such refunds do not give rise to an increase in any Assumed Liabilities;

            (e) subject to Section 8.4 and Section 8.5, rights in, to or relating to any actual or potential infringement claims with respect to the Patents against (i) those parties listed on SCHEDULE 1.3(e) and their Affiliates, and (ii) such other parties which Purchaser approves, such approval not to be unreasonably withheld (the "PATENT INFRINGEMENT CLAIMS");

            (f) all computers, software and information systems set forth on SCHEDULE 1.3(f);

            (g) all claims against other portions of Seller, Moore Limited or their subsidiaries and Affiliates;

            (h) all rights to indemnification for, or claims against, third parties related to the Litigation Matters (as defined below), including, but not limited to, the indemnification provisions of the September 24, 1996 Agreement with GeoSystems Global Corporation, as such provisions relate to the period through Closing;

            (i) all intra or intercompany accounts receivable owed by other units of Seller or Moore Limited; and

            (j) items, sold, transferred, disposed of or consumed in the ordinary course of the operation of the Business prior to Closing.

     1.4. ASSUMED LIABILITIES. Except as set forth in Section 1.5, at the Closing, Purchaser shall assume and agree to discharge promptly as they become due any and all liabilities and obligations (a) related to or arising from the operation of the Business or the ownership of the Purchased Assets in the ordinary course of business, including without limitation all contracts and obligations which constitute or arise from the Purchased Assets or to which the Purchased Assets are subject or by which they are bound, as well as the pending administrative proceeding regarding the sales tax audit in Arizona described on SCHEDULE 4.15, (b) reflected or disclosed on, or in the notes to, the 1998 Financial Statements (as defined below), (c) of the type referred to in (b) but incurred subsequent to December 31, 1998, and (d) related to or arising from Post-Closing Use (as defined below) (collectively, the "ASSUMED LIABILITIES"); provided, however, that notwithstanding the foregoing, none of the Excluded Liabilities (as defined below) shall be included as Assumed Liabilities. Purchaser and Parent shall jointly and severally forever defend, indemnify and hold harmless Seller and Moore Limited from and against any and all liabilities, obligations, claims, damages (including incidental and consequential damages), costs and expenses (including court costs and reasonable attorneys' fees) related to or arising from

Purchaser's failure to fully perform and discharge the Assumed Liabilities. Purchaser does not in any way or manner assume or agree to satisfy any liability of Seller, the Business or Moore Limited other than the Assumed Liabilities.

     1.5.   EXCLUDED LIABILITIES.

            (a) Notwithstanding anything to the contrary in Section 1.4, Purchaser shall not assume any liabilities or obligations of Seller or Moore Limited (i) for Federal, foreign, state, provincial or local taxes accruing prior to Closing, (ii) arising under benefit plans of Seller or Moore Limited, other than (except for liabilities under defined benefit plans which are excluded liabilities hereunder) those liabilities and obligations of the type which are accrued on the 1998 Financial Statements, such as those relating to vacation and sick pay, (iii) for intra or intercompany accounts payable owing to other units of Seller or to Moore Limited, (iv) for indebtedness for borrowed money, (v) as set forth in Section 1.7, (vi) under the retention bonus agreements referenced on SCHEDULE 4.19, and (vii) for the Litigation Matters (as defined below) (the "EXCLUDED LIABILITIES"); provided that Purchaser shall provide reasonable assistance to Seller at Purchaser's cost with respect to the administration of any sales tax refunds received by Seller from the State of Arizona. Seller shall forever defend, indemnify and hold harmless Purchaser and Parent from and against any and all liabilities, obligations, claims, damages (including incidental and consequential damages), costs and expenses (including court costs and reasonable attorneys'
fees) related to or arising from Seller's failure to fully perform and discharge the Excluded Liabilities. Seller further agrees to pay and discharge all such liabilities and obligations as they become due.

            (b) For purposes of this Agreement, "LITIGATION MATTERS" shall mean the pending lawsuits and threatened legal proceedings, specifically set forth in SCHEDULE 4.15, other than the pending administrative proceeding regarding the sales tax audit in Arizona. For purposes of this Agreement, "POST-CLOSING USE" shall mean the use, distribution or sale, directly or indirectly, by the Business, Purchaser, Parent or any of their Affiliates after the Closing, of the patent and other intellectual property which is the subject matter of the claims brought by Mark A. Tornetta, as described in
SCHEDULE 4.15.

     1.6. ASSIGNMENT OF CONTRACTS. Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign the right, title or interest of Seller in, to or under any contract or any claim or right of any benefit arising thereunder or resulting therefrom if any attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or adversely affect the rights of Purchaser or Seller thereunder or if by its nature such contract cannot be assigned. Seller shall use reasonable commercial efforts to obtain, and Purchaser agrees to cooperate with Seller in its efforts to obtain, the consent of such third party to the assignment or transfer thereof to Purchaser where required. If such consent is not obtained, Seller and Purchaser shall cooperate in any reasonable arrangements designed to provide Purchaser the obligations and benefits thereunder such as, by example, entering into a subcontract relationship. Notwithstanding the foregoing, the obligations of Seller under this Section shall not include any obligation to make any payment (other than to make any past due rent or similar payment) or incur any economic burden, other than its own reasonable legal and administrative costs associated with its obligations under this Section 1.6, in obtaining the consent of such third parties, except for such economic burdens which Purchaser and Parent agree to discharge.

     1.7. BULK TRANSFER. Purchaser hereby waives compliance by Seller with all applicable bulk transfer, bulk sales and similar laws and requirements of all jurisdictions in connection with the transactions contemplated hereby, and Seller shall indemnify Purchaser and Parent for any loss or damage suffered by Purchaser or Parent as a result of such non-compliance.

                                      ARTICLE II

                                    CONSIDERATION

     2.1. CONSIDERATION. The aggregate consideration for the Purchased Assets shall be a combination of cash, one or more promissory notes of Parent and shares of common stock, par value $.001 per share, of Parent ("COMMON STOCK"), payable as set forth in Section 2.2 and the assumption by Purchaser of the Assumed Liabilities.

     2.2.   PAYMENT OF CONSIDERATION.  At Closing, Purchaser shall:

            (a)  pay to Seller and Moore Limited, as provided in Section
     2.5 below, Twenty-Six Million Dollars ($26,000,000) (the cash payment being referred to as the "CASH CONSIDERATION");

            (b) deliver to Seller Parent's convertible promissory note in the original aggregate principal amount of Sixteen Million Five Hundred Thousand Dollars ($16,500,000), subject to possible adjustment as set forth in Section 2.3, in the form attached hereto as EXHIBIT A (the "CONVERTIBLE NOTE"); and

            (c) deliver to Seller that number of shares of Common Stock determined by dividing (i) Ten Million Dollars ($10,000,000) (the "COMMON STOCK AMOUNT"), by (ii) the average of the Average Daily Prices (as defined below) of the Common Stock for the thirty (30) consecutive trading days immediately preceding the third trading day prior to the Closing Date (as defined below) (the "AVERAGE CLOSING PRICE"); provided, however, that for purposes of the computation in this Section 2.2(c), Section 2.4, and the Convertible Note, (but not for other provisions in this Article II) in no event shall the Average Closing Price be greater than $14.00 or less than $10.00. "AVERAGE DAILY PRICE" shall mean the average of the closing bid and ask, as applicable on a given day on the Nasdaq Stock Market, or if the Common Stock does not trade on the Nasdaq Stock Market, on the primary exchange or market (including the OTC Bulletin Board) on which the Common Stock so trades.

     Seller shall provide wire transfer instructions to Purchaser not less than twenty-four (24) hours prior to the Closing. All payments hereunder shall be made in U.S. dollars by wire transfer or other immediately available funds, and all currency amounts referred to throughout this Agreement are to U.S. dollars.

     2.3. CLOSING PRICE PROTECTION. In the event that the Average Closing Price is less than $10.00, in addition to the rights of Seller set forth in
Section 13.1(d) Seller shall have the option, in its sole and absolute discretion, to cause the Cash Consideration or the principal amount of the Convertible Note (or a combination thereof) to be increased by an amount equal to (A) the difference between $10.00 and the Average Closing Price, multiplied by (B) the number of shares of Common Stock to be issued pursuant to Section 2.2(c).

     2.4.   POST-CLOSING PRICE PROTECTION.

            (a) If the average of the Average Daily Prices of the Common Stock for the thirty (30) consecutive trading days immediately preceding the third trading day prior to the date which is eighteen (18) months from the Closing Date (the "SUBSEQUENT AVERAGE PRICE" and the "SUBSEQUENT DATE"), is less than the Average Closing Price, Seller shall have the option, in its sole and absolute discretion, to either: (i) cause Parent to pay Seller in cash, an amount equal to the difference (subject to a maximum of 50% of the Average Closing Price) between the Average Closing Price and the Subsequent Average Price, multiplied by the aggregate of the number of shares of Common Stock issued pursuant to Sections 2.2(c) and 2.6 and held by Seller on the Subsequent Date (the "ADDITIONAL CASH CONSIDERATION"); (ii) cause Parent to issue to Seller that number of additional shares of Common Stock determined by dividing the Additional Cash Consideration by the Subsequent Average Price; or (iii) cause Parent to pay cash and issue additional shares of Common Stock as provided in the preceding clauses with a combined value equivalent to the Additional Cash Consideration; provided, however, in no event shall the additional shares of Common Stock so issued, when added to the other securities acquired or issuable pursuant to this Agreement (including the Convertible Note) by Seller, equal or exceed 20% of the number of outstanding shares of Common Stock, computed consistent with the rules of the Nasdaq Stock Market (the "NASDAQ LIMITATION"). Any fractional shares resulting from the calculation set forth in clauses (ii) and (iii) shall be rounded to the nearest whole number. In lieu of paying cash to Seller as provided in this Section 2.4(a), Parent shall have the option, in its sole discretion (subject to compliance with the Nasdaq Limitation), to deliver to Seller Parent's convertible promissory note in the original aggregate principal amount of the Additional Cash Consideration, in the form attached hereto as EXHIBIT B (the "ADDITIONAL NOTE").

            (b) All amounts to be paid, the Additional Note to be issued or certificates for shares of Common Stock to be issued pursuant to this Section
2.4 shall be paid in immediately available funds or delivered by Purchaser, as the case may be, within five (5) business days from the Subsequent Date.

            (c) Notwithstanding the foregoing, this Section 2.4 shall be of no further force or effect, if prior to the Subsequent Date: (i) Parent provides Seller with thirty days notice (the "INITIAL NOTICE") of the filing of a registration statement for a public offering of Common Stock to be firmly underwritten by an investment banking firm which has routinely completed transactions of similar size or greater (all of the expenses for which, other than underwriting discounts and fees of any counsel for Seller, being paid for by Parent); (ii) the Initial Notice provides an option in favor of Seller to dispose of up to all of the Common Stock acquired by Seller pursuant to Article II hereof, and in the event Seller elects to participate in such offering, the number of shares of Common Stock Seller decides to sell is not reduced by the investment banking firm underwriting the offering prior to the execution of the underwriting agreement establishing the terms of the offering (which underwriting agreement, in customary form, Seller is permitted to enter into); (iii) such offering closes within one hundred twenty (120) days of the Initial Notice at a net price to Seller (i.e., after underwriting discounts) of $14.00 per share; and (iv) if Seller elects to participate in such offering, it receives the proceeds from the sale of the Common Stock in conformance with clause (iii) above.

     2.5.   PURCHASE PRICE ALLOCATION.

            (a) Immediately following the date hereof and prior to Closing, Seller shall cause an analysis to be prepared by a qualified third party to determine the portion of the Purchase Price attributable to the Purchased Assets owned by Seller on the one hand and Moore Limited on the other hand and among classes of Canadian assets, as needed for Canadian tax purposes. The allocable percentage attributable to Moore Limited shall be paid by Purchaser (or its assignee) directly to Moore Limited out of the Cash Consideration. The parties shall report the transaction to all taxing authorities consistent with such third party analysis. The cost of the analysis shall be shared equally by Seller and Purchaser.

            (b) Within 60 days after the Closing Date, Purchaser will provide to Seller copies of IRS Form 8594 and any required exhibits thereto with Purchaser's proposed allocation of the purchase price, set forth in
Section 2.2 that is allocable to the United States Purchased Assets and Assumed Liabilities. Within 15 days after the receipt of such form, Seller will propose to Purchaser any changes to such form (and in the event no such changes are proposed to Purchaser within such time period, the Seller will be deemed to have agreed to, and accepted, the draft of such form). Purchaser and Seller will endeavor in good faith to resolve any differences with respect to the allocation within 15 days after Purchaser's receipt of written notice of objection from Seller.

     2.6.   SIGNING PAYMENT.

            (a) On or promptly following the date hereof, as an inducement to Seller to enter into this Agreement, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, Purchaser has caused to be issued to Seller 501,505 shares of Common Stock, which amount has been fully earned (the "SIGNING PAYMENT"). Notwithstanding anything contained herein to the contrary, if this Agreement is terminated pursuant to
Section 13.1(a), (b) or (d) (other than, with respect to Section 13.1(b), as a result of actions of Purchaser or Parent) or Section 10.1, Seller promptly shall return the Signing Payment to Purchaser. In all other cases, the Signing Payment shall be retained by Seller.

            (b) Contemporaneously with the execution of this Agreement (i) Purchaser is causing its legal counsel to deliver an opinion as to the execution and delivery of the Agreement, the Signing Payment and other matters set forth therein, and (ii) Parent and Seller are entering into a Registration Rights Agreement with respect to the Signing Payment and all other Common Stock to be issued as provided herein and the Test Marketing Agreement. Parent is also delivering a certified copy of the Credit Agreement with IBJ Whitehall Bank & Trust.

     2.7. ADJUSTMENT. The numbers of shares of Common Stock and the prices referred to in Article II shall be equitably adjusted for stock splits, stock dividends, recapitalization and the like occurring after the date hereof.

     2.8.   CANADIAN GOODS AND SERVICES TAX ELECTIONS.

            (a) Seller hereby represents and warrants to Parent and Purchaser that Moore Limited is registered for purposes of Part IX of the Excise Tax Act (Canada);

            (b) Purchaser hereby represents and warrants to Seller that Purchaser is registered, and its assignee will be registered, for purposes of
Part IX of the Excise Tax Act (Canada); and

            (c) Seller shall cause Moore Limited to execute jointly with Purchaser or with Purchaser's Canadian assignee, as the case may be, in prescribed form, and Purchaser or its Canadian assignee shall file within the time stipulated and in the manner prescribed by the Excise Tax Act (Canada), the necessary elections under the Excise Tax Act (Canada) that no tax be payable pursuant to the Excise Tax Act (Canada) with respect to the purchase and sale of the Purchased Assets. Purchaser, Parent and Canadian assignee shall indemnify and hold harmless Moore Limited in respect of any goods and services tax or penalties and interest that may be assessed against Moore Limited under the Excise Tax Act (Canada) as a result of the transactions under this Agreement not being eligible for such elections.

                                     ARTICLE III

                     THE CLOSING AND TRANSFER OF PURCHASED ASSETS

     3.1. CLOSING. Subject to the terms hereof, the transactions contemplated by this Agreement (the "CLOSE" or "CLOSING") shall occur at the offices of Gray, Cary Ware Freidenrich LLP, San Diego, California, at 10:00 A.M. on September 30, 1999, or at such other time or place as may be mutually agreed upon by the parties (the "CLOSING DATE"). The Closing shall be deemed to take place as of the close of business on the Closing Date.

     3.2. DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver the following:

            (a) the Cash Consideration by wire transfer of immediately available funds;

            (b)  the Convertible Note;

            (c) certificates evidencing the number of shares of Common Stock to be issued to Seller pursuant to Section 2.2(c);

            (d)  an officer's certificate to the effect set forth in
     Section 11.1;

            (e) any resale exemption certificates or other similar items as may be reasonably requested by Seller;

            (f) a legal opinion of counsel for Purchaser and Parent as to the matters described on EXHIBIT C; and

            (g) such other instruments or documents as may be reasonably necessary or appropriate to carry out the transactions contemplated hereby.

     3.3. DELIVERIES BY SELLER. At the Closing, Seller shall deliver or cause to be delivered the following:

            (a)  Transfer/Deed of Land for the parcel of Owned Real Estate;

            (b) Trademark Assignments in substantially the form attached hereto as EXHIBIT D;

            (c) Copyright Assignments in substantially the form attached hereto as EXHIBIT E;

            (d) Patent assignments in forms to be mutually agreed upon by the parties;

            (e)  an officer's certificate to the effect set forth in
     Section 10.1;

            (f) a legal opinion of counsel for Seller as to the matters described on EXHIBIT F; and

            (g) such other instruments or documents as may be reasonably necessary or appropriate to carry out the transactions contemplated by this Agreement.

     3.4. DELIVERIES BY PURCHASER AND SELLER. At the Closing, Purchaser and Seller shall deliver the following:

            (a) General Assignment, Bill of Sale and Assumption of Liabilities between Purchaser and Seller in substantially the form attached hereto as EXHIBIT G;

            (b) General Conveyance and Assumption of Liabilities between Parent, Purchaser and its Canadian assignee and Moore Limited in substantially the form attached hereto as EXHIBIT H (to include an unconditional guaranty of Purchaser and Parent of the obligations of the Canadian assignee and any transfer documents related to intellectual property included in the Purchased Assets and owned by Moore Limited) (the "CANADIAN TRANSFER AGREEMENT");

            (c) Assignment of Patent Infringement Claims between Purchaser and Seller reflecting Section 1.3(e), Section 8.4 and Section 8.5 in the form to be mutually agreed upon by the parties;

            (d) Security Agreements in substantially the forms attached hereto as EXHIBIT J;

            (e) Pledge Agreements in substantially the forms attached hereto as EXHIBIT K;

            (f) Printing Services Agreement in substantially the form attached hereto as EXHIBIT L;

            (g) Transition Services Agreement in substantially the form attached hereto as EXHIBIT M, if desired by the Purchaser;

            (h) A Preferred Supplier Relationship Agreement in substantially the form attached hereto as EXHIBIT N; and

            (i) Charge/Mortgage of Land, General Security Agreement and Hypothec on the Universality of Movable Property in substantially the forms attached hereto as EXHIBIT O (the "CANADIAN SECURITY DOCUMENTS")

                                      ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as set forth below. For purposes of this Agreement, a "MATERIAL ADVERSE EFFECT" shall mean any effect which is materially adverse to the Business and the Purchased Assets when taken as a whole. For purposes of this Agreement, the phrase "TO THE KNOWLEDGE OF SELLER," or other language of similar effect, shall mean to the actual knowledge at the time of execution of this Agreement of the persons listed on SCHEDULE 4.0. The exceptions, modifications, descriptions and disclosures in any Schedule prepared by Seller and attached hereto are made for all purposes of this Agreement and are exceptions to all representations and warranties set forth in this Agreement or in any agreement or instrument delivered pursuant to or in connection with this Agreement in all cases as to which a reasonably knowledgeable business person would expect. Disclosure of any items not otherwise required to be disclosed shall not create any inference of materiality.

     4.1. AUTHORITY. Each of Seller and Moore Limited has the full right, power and authority, without the consent of any other person, to execute and deliver this Agreement and the agreements contemplated hereby to which it is a party and to consummate the transactions contemplated on its part hereby and thereby. All corporate acts required to be taken by Seller to authorize the execution and delivery of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken. All corporate acts required to be taken by Moore Limited to authorize the execution and delivery of the Canadian Transfer Agreement, the other specific conveyance documents to be executed by Moore Limited and all transactions contemplated thereby have been duly and properly taken.

     4.2. VALIDITY; NO CONFLICT. This Agreement has been, and the agreements and other documents to be delivered by Seller and Moore Limited at Closing will be, duly executed and delivered and constitute the valid and legally binding obligations of Seller and Moore Limited enforceable against each in accordance with their respective terms. The execution and delivery by such parties of such documents to which each is a party and the consummation of the transactions contemplated hereby and thereby will not (immediately, with notice, the passage of time or any combination thereof) result in the creation of any lien, charge or encumbrance or the acceleration of any indebtedness or other obligation of Seller or Moore Limited and are not prohibited by, do not violate or conflict with any provision of, and do not and will not (immediately, with notice, the passage of time or any combination thereof) constitute a default under or a breach of (i) the charter or by-laws of each of Seller and Moore Limited, (ii) any note, bond, indenture, contract, agreement, permit, license or other instrument to which either of Seller or Moore Limited is a party or by which either of Seller or Moore Limited is bound, (iii) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to such parties, or (iv) any law, rule or regulation applicable to such parties, except in each of the foregoing cases for such creations, accelerations, terminations, violations, conflicts, breaches, defaults, charges or encumbrances which in the aggregate will not have a Material Adverse Effect on the Purchased Assets, Assumed Liabilities or Seller's ability to consummate the transactions contemplated hereby.

     4.3. DUE ORGANIZATION. Seller is a corporation duly organized, in good standing and validly existing under the laws of Delaware. Moore Limited is a corporation duly incorporated, in good standing and validly existing under the laws of Ontario, Canada.

     4.4.   FINANCIAL INFORMATION.

            (a) The financial statements of the Business for the three years ended December 31, 1998 and attached hereto as SCHEDULE 4.4 (the "FINANCIAL STATEMENTS") present the financial position and results of operations of the Business in conformity with United States generally accepted accounting principles subject to the disclosures, if any, contained therein ("GAAP").

            (b) The Financial Statements are in compliance in all material respects with the requirements of Regulation S-X of the Securities Act of 1933.

     4.5. TRANSACTIONS WITH AFFILIATES. Except as set forth in SCHEDULE 4.5, no Affiliate of Seller:

            (a) owns, directly or indirectly, any material debt, equity or other interest or investment in any corporation, association or other entity which is a competitor, customer, contractor or supplier of the Business;

            (b)  has any cause of action against the Business;

            (c) has any material interest in or owns any material property or right used in the conduct of the Business; or

            (d) is a party to any material contract, lease, agreement, arrangement or commitment used in the Business.

"AFFILIATE" shall mean any corporation, partnership, trust, limited liability company or other entity which, directly or indirectly, controls, is controlled by, or is under common control with any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

     4.6. ACCOUNTS RECEIVABLE. SCHEDULE 4.6 sets forth an accurate, correct and complete aging in all material respects as of the date indicated thereon of all accounts receivable included in the Purchased Assets (the "ACCOUNTS RECEIVABLE"). All Accounts Receivable arose in the ordinary course of business. No Accounts Receivable are subject to prior assignment, claim, lien or security interest.

     4.7. INTERIM CHANGE. Except as set forth in SCHEDULE 4.7, since December 31, 1998, the Business has been operated in the ordinary course of business, consistent with past practice and, without limiting the foregoing, there has not been:

            (a) any material damage to, destruction of or claim against material assets of the Business, or any disposition of any material assets of the Business, other than sales in the ordinary course of business on terms consistent with past practice;

            (b) the incurrence of any material Assumed Liability, including without limitation, with respect to prepaid revenue, other than in the ordinary course of business;

            (c) any new or revised arrangement relating to the employment, compensation or benefits of an employee of the Business, other than normal salary adjustments or otherwise in the ordinary course of business;

            (d) the sale, lease or license of any Intellectual Property or Software (as defined below) other than in the ordinary course of business;

            (e) any material change in the status of any Material Contract, other than in the ordinary course of business; or

            (f)  any agreement to take any of the foregoing actions.

     4.8. PURCHASED ASSETS. Seller and Moore Limited have good title to the personal property included in the Purchased Assets which each purports to own (except such property as has been disposed of in the ordinary course of business); and at the Closing, Purchaser will receive the Purchased Assets free and clear of any liens, claims or encumbrances, except for (a) liens, claims or encumbrances which will be discharged upon payment by Purchaser of the associated Assumed Liabilities, (b) liens, claims and encumbrances set forth on SCHEDULE 4.8, or (c) liens, claims or encumbrances which arise by operation of law ("PERMITTED LIENS"). The Purchased Assets constitute all of the assets owned by Seller and Moore Limited which are material to and employed in the operation of the Business, other than with respect to the matters contemplated by the Transition Services Agreement and the following activities: (i) payroll; (ii) fixed asset record keeping and management systems; (iii) Tax matters; (iv) Lotus Notes software; (v) general and administrative support provided by or at the direction of Corporate; and (vi) telecommunications systems.

     4.9. OWNED REAL ESTATE. SCHEDULE 4.9 sets forth an accurate, correct and complete list of each parcel of real property owned by Seller or Moore Limited and employed primarily in the Business (the "OWNED REAL ESTATE"), including the street address. Except as provided on SCHEDULE 4.9, Seller or Moore Limited is the legal and beneficial owner of all right, title and interest in and has good and marketable title to all Owned Real Estate, including the buildings, structures and improvements situated thereon and appurtenances thereto, in each case free and clear of all liens, other than Permitted Liens and the "PERMITTED ENCUMBRANCES" listed on SCHEDULE 4.9.

     4.10. REAL ESTATE LEASES. SCHEDULE 4.10 lists all real property leased or subleased by Seller or Moore Limited (as lessee or lessor) and used in the Business (the "LEASED REAL ESTATE"), including identification of the lease or sublease (the "REAL ESTATE LEASES") and the street address of the Leased Real Estate. Seller or Moore Limited (as lessee), as the case may be, have been in peaceable possession of the premises covered by each Real Estate Lease since the commencement of the original term of such Real Estate Lease. True and correct copies of each Real Estate Lease have been made available to Purchaser.

     4.11. EMPLOYEE PLANS. SCHEDULE 4.11 lists all of the material employee benefit plans which are sponsored, maintained or contributed to by Seller or Moore Limited for the benefit of the employees of the Business currently performing services (collectively, the "EMPLOYEE PLANS"). The Employee Plans have been operated in conformance with applicable laws in all material respects.

     4.12. MATERIAL CONTRACTS. SCHEDULE 4.12 lists all written contracts and agreements primarily related to the Business, the Purchased Assets or the Assumed Liabilities meeting any of the descriptions set forth below (the "MATERIAL CONTRACTS"):

            (a)  all Real Estate Leases;

            (b)  all agreements for the borrowing of money;

            (c)  any joint venture or partnership agreements;

            (d) all purchase orders, agreements or commitments obligating the Business to sell, deliver, license or support any product with an annual revenue in excess of $70,000;

            (e) all purchase orders and other contracts for the purchase of materials or services requiring annual payments in excess of $70,000;

            (f) all equipment leases and other personal property leases requiring annual payments in excess of $70,000;

            (g) any agreement not to compete or otherwise restricting activities of the Business;

            (h) all written employment contracts that cannot be terminated on not less than 90 days' notice; and

            (i) all other contracts, commitments, agreements, arrangements and understandings which provide for annual payment of $70,000 or more to or from the Business.

Except as set forth on SCHEDULE 4.12, each Material Contract is valid and binding and is in full force and effect as to Seller and is assignable hereunder without notice to or consent of a third party. No event has occurred which is or, after the giving of notice or passage of time, or both, would constitute a default under or a breach of any Material Contract by the Business or, to the knowledge of Seller, by any other party thereto, which could reasonably be expected to result in a Material Adverse Effect. True and correct copies of each Material Contract have been made available to Purchaser.

     4.13. INTELLECTUAL PROPERTY. SCHEDULE 4.13 sets forth a correct and complete list of all material patents, trademarks, trade names, trade styles, service marks, registered copyrights and applications for any of the foregoing owned by or utilized in the Business other than Software (the "INTELLECTUAL PROPERTY"). Except as set forth in SCHEDULE 4.13, with respect to the Intellectual Property, (a) Seller is the owner and has adequate rights to use the Intellectual Property; (b) no action, suit, proceeding or investigation is pending or, to knowledge of Seller, threatened; (c) none of the Intellectual Property interferes with, infringes upon, conflicts with or otherwise violates the rights of others or to Seller's knowledge, is being interfered with or infringed upon by others in a manner which would have a Material Adverse Effect; (d) none of the Intellectual Property is subject to any outstanding order, decree, judgment, stipulation or charge; (e) there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property; and (f) to the knowledge of Seller, no third party is infringing upon the Intellectual Property in a manner which could reasonably be expected to have a Material Adverse Effect.

     4.14.  SOFTWARE AND INFORMATION SYSTEMS.

            (a) For purposes of this Section, the term "SOFTWARE" means all computer software programs, program specifications, charts, procedures, source codes (including annotations), object codes, input data, diagnostic and other routines, data bases and report layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions and flow charts material to and owned or used in the Business, other than for financial, general or administrative activities. For purposes of this
Section 4.14, the term "COMPUTER SOFTWARE PROGRAMS" includes any set of arithmetic, algorithmic and/or logical instructions meant to run on, or to control the operation of, any computer (i) whether those instructions are a complete program, a collection of programs making up a subsystem or system, or are merely subroutines or meant to operate in conjunction with other software, and (ii) whether such instructions must be run through another computer program before being useable on a computer, whether such instructions can be used at execution time only in conjunction with another computer program (i.e., an "INTERPRETER") or whether such instructions are in a form that can be run on a computer

"AS IS," except for any necessary interfaces with the computer's microcode, operating system or reference-resolving routines.

            (b) SCHEDULE 4.14 sets forth a correct and complete list of all Software and identifies specifically (i) Software as to which the source code is owned by Seller ("OWNED SOFTWARE"); (ii) Software which is licensed to Seller by third parties other than so called "SHRINK WRAP" software; and
(iii) Software purchased by or licensed to Seller solely for resale or sublicense to its customers (Software described in the foregoing subsections
(ii) and (iii) being referred to collectively as the "THIRD PARTY SOFTWARE").

            (c) Except as provided on SCHEDULE 4.14 or SCHEDULE 4.15, with respect to the Software:

                 (i) Seller is the owner of, and has the exclusive right to use the Owned Software free and clear of any claims of ownership of others, except rights to use the Software granted to customers of the Business in the ordinary course of business;

                 (ii) the Owned Software and the licensing or sublicensing thereof does not violate or infringe any trade secret rights, copyrights, mask copyrights, patents or other rights of others in a manner which would result in a Material Adverse Effect and, to Seller's knowledge, no assertion to the contrary has been made by any third party to Seller which could reasonably be expected to result in a Material Adverse Effect; and

                 (iii) to the knowledge of Seller, the Business has not copied or used any of the Third Party Software in violation of the applicable license or otherwise violated any of its agreements or the rights of others with respect thereto.

     4.15. LEGAL PROCEEDINGS. Except as set forth in SCHEDULE 4.15, (a) the Business is not engaged in or a party to or, to the knowledge of Seller, threatened with any material action, suit or other legal proceeding, (b) Seller has no knowledge of any investigation threatened by any governmental or regulatory authority with respect to the Purchased Assets or Assumed Liabilities, and (c) the Purchased Assets and Assumed Liabilities are not subject to any judgment, order, writ, injunction, stipulation or decree of any court or any governmental agency directly applicable thereto.

     4.16. COMPLIANCE WITH LAW. To Seller's knowledge, the operation of the Business complies with all applicable statutes, codes, laws, ordinances, rules and regulations, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect.

     4.17. PERMITS. To Seller's knowledge, Seller or Moore Limited have all the permits from all Federal, state and local authorities as are necessary for the conduct of the Business as conducted on the date hereof, except where the failure to have any permit could not reasonably be expected to result in a Material Adverse Effect.

     4.18. TAXES. Seller and Moore Limited have filed, or will file when due, all reports and returns ("TAX RETURNS") of all Federal, state, local, provincial and other foreign income, gross receipts, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, goods and services, capital or other tax returns, and paid when due all taxes together with any penalties, additions to or additional amounts with respect thereto and any interest (collectively referred to as "TAXES" and individually as a "TAX") required to be filed or paid except, to the extent Seller or Moore Limited is reasonably disputing any such Taxes (none of which disputes could reasonably be expected to result in a Material Adverse Effect), relating to the Business or the Purchased Assets for the periods ending on or before the Closing. When filed, all Tax Returns were correct and complete in all material respects. No Taxing authority is asserting any claim to additional payments or has notified Seller or Moore Limited of any dispute which could reasonably be expected to be material to the Business.

     4.19.  EMPLOYEES.

            (a) The Business has paid or properly accrued in accordance with GAAP for all wages, salaries, commissions, bonuses and other cash compensation (other than accrued holiday and sick pay) to which employees and former employees of the Business are entitled.

            (b) Except as set forth on SCHEDULE 4.19 with respect to the Business, (i) to the knowledge of Seller, Seller has complied with all applicable laws regarding labor, employment and employment practices, terms and conditions of employment, occupational safety and health and wages and hours, except in such instances as could not reasonably be expected to result in a Material Adverse Effect, (ii) Seller is not a party to or bound by, any collective bargaining agreement or other written contract concerning employment and, to Seller's knowledge, (A) no part of the Business has been certified as a unit appropriate for collective bargaining and (B) there is no certification application pending or, to Seller's knowledge, threatened by any employees of the Business, and (iii) there is no labor strike or labor dispute, slowdown or organized stoppage pending or, to the knowledge of Seller, threatened against the Business. The Business has not experienced any labor strikes or material labor disputes, slowdowns or organized stoppages in the past three (3) years.

     4.20.  ENVIRONMENTAL MATTERS.

            (a) Except as set forth on SCHEDULE 4.20 or disclosed in the Environmental Reports (as defined below), to Seller's knowledge, the operation and use of the Owned Real Estate or the Leased Real Estate, are each in compliance with all applicable Environmental Laws, except in such instances as could not reasonably be expected to result in a Material Adverse Effect.

            (b) Except as set forth on SCHEDULE 4.20 or disclosed in the Environmental Reports, as permitted in accordance with any applicable Environmental Laws, or in such instances as could not reasonably be expected to result in a Material Adverse Effect, to the knowledge of Seller, there are no Hazardous Materials present in the surface water, groundwater or soil (either surface or subsurface) at the Owned Real Estate or the Leased Real Estate.

            (c) Seller has made available to Purchaser copies and results of any material reports, studies, analysis, tests or monitoring possessed or initiated by Seller or Moore Limited within the last five (5) years pertaining to Hazardous Materials in, on or under the Owned Real Estate or the Leased Real Estate or concerning compliance with Environmental Laws (the "ENVIRONMENTAL REPORTS"). The representations and warranties contained in Sections 4.16, 4.17, 4.20 are deemed to be made subject to and modified by the disclosures set forth in SCHEDULE 4.20 and the Environmental Reports, and this Section 4.20 shall not be deemed to be breached with respect to any matter disclosed in SCHEDULE 4.20 or the Environmental Reports.

"ENVIRONMENTAL LAWS" means all present federal, state and provincial administrative, regulatory and judicial laws, rules, statutes, codes, ordinances, regulations, directives, binding interpretations, binding policies, licenses, permits, approvals, plans, authorizations, rulings, injunctions, decrees, judgments, guidelines and any similar items, which are in effect as of the date hereof relating to the protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata).

"HAZARDOUS MATERIALS" means any solid, liquid or gaseous material, alone or in combination, mixture or solution, which are now defined, listed or identified as "HAZARDOUS" (including "SUBSTANCES" or "WASTES"), "TOXIC", a "POLLUTANT" or a "CONTAMINANT" pursuant to any Environmental Law which is applicable to the site in question, including asbestos, chlorinated solvents, polychlorinated biphenyls, radon, fuel oil, petroleum (including its derivatives, by products or other hydrocarbons) and any other dangerous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic material which is prohibited, limited, controlled or regulated under any Environmental Law.

     4.21. INSURANCE. SCHEDULE 4.21 sets forth a summary of the insurance, insurance programs and fidelity bonds maintained with respect to the Business and the Purchased Assets ("INSURANCE").

     4.22.  INVESTMENT REPRESENTATIONS; ACCREDITED INVESTOR.

            (a) Seller has been advised that the issuance of the Common Stock in connection with this Agreement is expected to be effected pursuant to an exemption from registration under the Securities Act (as defined in Section 5.5), and Seller accordingly agrees not to sell, pledge, transfer or otherwise dispose of any Common Stock issued to Seller pursuant to this Agreement, except pursuant to a registration statement under the Securities Act for registration of the Common Stock or an applicable exemption under the Securities Act.

            (b) Seller has been advised that Parent will issue stop transfer instructions to its transfer agent with respect to any Common Stock received by Seller pursuant to this Agreement, and that there will be placed on the certificates representing such Common Stock, or any substitutions therefor, the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THESE

     SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE
     DISTRIBUTED EXCEPT IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR WHEN ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION.

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend), and Parent shall so instruct its transfer agent, if a registration statement respecting the sale of shares has been declared effective under the Securities Act or an opinion is delivered to the effect that registration is not required.

            (c) Seller is acquiring the Common Stock for investment for Seller's own account only and not with a view to, or for resale in connection with, any "DISTRIBUTION" thereof within the meaning of the Securities Act.

            (d) Seller understands that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Seller's investment intent as expressed herein.

            (e) Seller is an "ACCREDITED INVESTOR" under Rule 501 promulgated by the SEC.

     4.23. BROKERS' FEES. Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Purchaser or Parent could become liable or obligated.

     4.24. RESIDENCY. Moore Limited is not and will not be on the Closing Date, a non-resident of Canada within the meaning of the Income Tax Act (Canada).

     4.25. PRINTING BUSINESS. The Business is not involved in Canada in any publication, distribution or sale of books, magazines, periodicals or newspapers in print or machine readable form, other than the sole activity of printing or typesetting.

     4.26.  DISCLAIMER.  The representations and warranties set forth in this
Article IV are the only representations and warranties made by Seller with respect to the Business and the Purchased Assets. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED AND EXCLUDED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                      ARTICLE V

                          REPRESENTATIONS AND WARRANTIES OF
                                 PURCHASER AND PARENT

     Purchaser and Parent, jointly and severally, hereby represent and warrant to Seller as of the date hereof, and as of the Closing Date, as set forth below. For purposes of this Agreement, a "PARENT MATERIAL ADVERSE EFFECT" shall mean any effect which is materially adverse to Parent and its Subsidiaries when taken as a whole. The exceptions, modifications, descriptions and disclosures in any Schedule prepared by Purchaser and Parent and attached hereto are made for all purposes of this Agreement and are exceptions to all representations and warranties set forth in this Agreement or in any agreement or instrument delivered pursuant to or in connection with this Agreement in all cases as to which a reasonably knowledgeable person would expect. Disclosure of any items not otherwise required to be disclosed shall not create any inference of materiality. For purposes of this Agreement, "PARENT ENTITIES" or "PARENT ENTITY" shall mean Purchaser, Parent and all direct or indirect Subsidiaries (as defined below).

     5.1. AUTHORITY. Each of Purchaser, Parent and Canadian assignee has full right, power and authority, without the consent of any other person, to execute and deliver this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. All corporate acts required to be taken by Purchaser, Parent and Canadian assignee to authorize the execution and delivery of this Agreement and the agreements contemplated hereby and all transactions contemplated hereby and thereby have been duly and properly taken. The approval of the stockholders of Parent is not required with respect to this Agreement or the transactions contemplated hereby.

     5.2. VALIDITY; NO CONFLICT. This Agreement has been, and the agreements and other documents to be delivered by Purchaser, Parent and their Subsidiaries at Closing will be, duly executed and delivered by Purchaser and Parent and will constitute lawful, valid and legally binding obligations of Purchaser, Parent and their Subsidiaries enforceable in accordance with their respective terms. Except as set forth on SCHEDULE 5.2, the execution and delivery by Purchaser and Parent of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not (immediately, with notice, the passage of time or any combination thereof) result in the creation of any lien, charge or encumbrance (other than as contemplated by this Agreement) or the acceleration of any indebtedness or other obligation of any Parent Entity and are not prohibited by, do not violate or conflict with any provision of, and do not and will not (immediately, with notice, the passage of time or any combination thereof) result in a default under or a breach of (i) the charter or by-laws of each Parent Entity, (ii) any contract, agreement, permit, license or other instrument to which any Parent Entity is a party or by which any Parent Entity is bound, (iii) any order, writ, injunction, decree or judgment of any court or governmental agency, or (iv) any law, rule or regulation applicable to such parties, except for such creations, accelerations, terminations, violations, conflicts, breaches, defaults, charges or encumbrances which, in the aggregate will not have a Parent Material Adverse Effect or an adverse effect on Purchaser's or Parent's ability to consummate the transactions contemplated hereby. Except as set forth on SCHEDULE 5.2, the consent of Homeseekers.com, Inc. to the transactions contemplated hereby has been obtained.

     5.3. DUE ORGANIZATION AND PURPOSE. Each of Purchaser and Parent is and the Canadian Subsidiary designated pursuant to Section 1.1 will be when organized, a corporation duly organized, in good standing and validly existing under the laws of its jurisdiction of incorporation or formation. Purchaser is a direct, wholly-owned Subsidiary of Parent, formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. The Canadian assignee designated pursuant to Section
1.1 will be a direct, wholly-owned Subsidiary of Purchaser formed solely for the purpose of engaging in the transactions contemplated hereby and operating the portion of the Business associated with the assets it acquires, will be engaged in no other business activities and, following Closing, will conduct its operations in the ordinary course of business.

     5.4.   CAPITAL STRUCTURE.

            (a) As of the date hereof, the authorized capital stock of Parent consists of 43,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, par value $.001 per share ("PREFERRED STOCK"), of which 200,000 shares were authorized as Series B, 670,000 shares were authorized as Series C, 240,000 shares were authorized as Series D, 2,500 shares were authorized as Series E and 2,500 shares were authorized as Series F. At July 26, 1999, (i) 18,457,681 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Common Stock and Preferred Stock were held in treasury of Parent or by Subsidiaries of Parent, (iii) no shares of Series B or Series E Preferred Stock were issued and outstanding, 282,607 shares of Series C were issued and outstanding, 18,712 shares of Series D were issued and outstanding, and 2,500 shares of Series F were issued and outstanding, all of which were validly issued, fully paid and non-assessable and free of preemptive rights, and (iv) 7,841,767 shares of Common Stock were reserved for issuance pursuant to outstanding options, convertible securities or other rights to purchase or otherwise acquire shares of Common Stock or Preferred Stock, including under Parent's benefit plans or arrangements or pursuant to any similar plans assumed by Parent in connection with any acquisition, business combination or similar transaction (collectively, the "PARENT STOCK PLANS"). As of the date of this Agreement, except as set forth above and except for the issuance of shares of Common Stock pursuant to the Parent Stock Plans, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All of the shares of Common Stock to be issued in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for (i) this Agreement and (ii) as set forth above, there are no options, warrants, calls, rights, puts or agreements to which any Parent Entity is a party or by which any of them is bound obligating any Parent Entity to issue, deliver, sell or redeem, or cause to be issued, delivered, sold or redeemed, any additional shares of capital stock (or other voting securities or equity equivalents) of any Parent Entity or obligating any Parent Entity to grant, extend or enter into any such option, warrant, call, right, put or agreement.

            (b) As of the date of this Agreement, each outstanding share of capital stock (or other voting security or equity equivalent) of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and, except for director or qualifying shares or as set forth on SCHEDULE 5.4, each such share (or other voting security or equity equivalent) is owned by

Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Except as set forth above, Parent does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. Exhibit 21 to Parent Annual Report on Form 10-KSB for the year ended December 31, 1998 (the "PARENT ANNUAL REPORT"), as filed with the Securities and Exchange Commission (the "SEC"), is a true, accurate and correct statement in all material respects of all of the information required to be set forth therein by the regulations of the SEC. "SUBSIDIARY" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors, or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

            (c) SCHEDULE 5.4 sets forth a list as of the date hereof of all Subsidiaries and Joint Ventures (as defined below) of Parent and the jurisdiction in which such Subsidiary or Joint Venture is organized.
SCHEDULE 5.4 also sets forth as of the date hereof the nature and extent of the ownership and voting interests held by Parent in each such Joint Venture.
 As used in this Agreement, "JOINT VENTURE" means, with respect to a party, any corporation, limited liability company, partnership, joint venture or other entity which is not a Subsidiary of such party and in which (i) such party, directly or indirectly, owns or controls any shares of any class of the outstanding voting securities or other equity interests, or (ii) such party or a Subsidiary of such party is a general partner.

     5.5. SEC REPORTS. No report, registration statement, prospectus, schedule, definitive proxy statement or other document, each as amended, filed by Parent with the SEC pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT") or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") since January 1, 1996 and prior to the date hereof (the "PARENT REPORTS") contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected in a subsequent Parent Report. Parent has timely filed all Parent Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Parent Reports complied in all material respects with the published rules, regulations and interpretations of the SEC with respect thereto.

     5.6. FINANCIAL STATEMENTS. Parent has previously made available to Seller copies of (a) the consolidated balance sheets of Parent and its Subsidiaries as of December 31, 1996, December 31, 1997 and December 31, 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996 through 1998, inclusive, as reported in the Parent Annual Report, in each case accompanied by the audit report of the independent accountants for Parent, and (b) the unaudited consolidated balance sheets of Parent and its Subsidiaries as of March 31, 1999 and March 31, 1998, and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months ended March 31, 1999 and March 31, 1998, as reported in Parent's quarterly report on

Form 10-QSB for the period ended March 31, 1999 filed with the SEC under the Exchange Act. The March 31, 1999 consolidated balance sheet of Parent and its Subsidiaries (including the related notes, where applicable) (the "PARENT BALANCE SHEET") and the other financial statements referred to herein (including the related notes, where applicable) fairly present the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except in the case of unaudited interim statements, as permitted by Form 10-QSB (subject, in the case of unaudited interim statements, to normal year-end adjustments and the absence of footnotes thereto). The books and records of Parent and its Subsidiaries are true and accurate in all material respects and have been, and are being , maintained in accordance with generally accepted accounting principles and applicable legal and regulatory requirements.

     5.7. TRANSACTIONS WITH AFFILIATES. Except as disclosed in the Parent Annual Report, no Affiliate of any Parent Entity:

            (a) owns, directly or indirectly, any material debt, equity or other interest or investment in any corporation, association or other entity which is a competitor, customer, contractor or supplier of any Parent Entity;

            (b)  has any cause of action against any Parent Entity;

            (c) has any material interest in or owns any material property or right used in the conduct of the business of any Parent Entity; or

            (d) is a party to any material contract, lease, agreement, arrangement or commitment with respect to the Parent Entities or their respective businesses.

     5.8. INTERIM CHANGE. Except as disclosed in the Parent Annual Report or as set forth in SCHEDULE 5.8, since December 31, 1998, each of the Parent Entities has been operated in the ordinary course, consistent with past practice and, without limiting the foregoing, there has not been:

            (a) any material damage to, destruction of or claim against any Parent Entity, or any disposition of any material assets, other than sales in the ordinary course of business on terms consistent with past practice;

            (b) the incurrence of any material liability or obligation, other than in the ordinary course of business;

            (c) any new or revised arrangement relating to the compensation or benefits of an employee of any Parent Entity, other than normal salary adjustments or otherwise in the ordinary course of business;

            (d) any material change in the status of any Parent Material Contract (as defined below); or

            (e)  any agreement to take any of the foregoing actions.

     5.9. TITLE TO ASSETS. The Parent Entities have good title to all of the real and personal property which each of them purports to own (except such property as has been disposed of in the ordinary course of business or described in Parent's SEC Reports); and such assets are free and clear of any liens, claims or encumbrances, except for (a) liens, claims and encumbrances which do not materially detract from the value or interfere with the present use of such assets as a group, (b) liens, claims and encumbrances set forth on SCHEDULE 5.9, or (c) liens, claims or encumbrances which arise by operation of law.

     5.10. MATERIAL CONTRACTS. Except as disclosed in the Parent Annual Report, there are no other material contracts required to be disclosed pursuant to Item 601 of Regulation S-B under the Securities Act (collectively, the "PARENT MATERIAL CONTRACTS"). SCHEDULE 5.10 sets forth all agreements in which Parent or Purchaser has agreed not to compete or otherwise restrict the scope of its business activities.

     5.11. INTELLECTUAL PROPERTY. Except as set forth in SCHEDULE 5.11, with respect to all material patents, trademarks, trade names, trade styles, service marks, copyrights and applications for any of the foregoing owned by and utilized by the Parent Entities, other than Software (the "PARENT INTELLECTUAL PROPERTY"), (a) Parent is the owner and has adequate rights to use the Parent Intellectual Property; (b) no action, suit, proceeding or investigation is pending or, to Parent's knowledge, threatened; (c) none of the Parent Intellectual Property interferes with, infringes upon, conflicts with or otherwise violates the rights of others or, to Parent's knowledge, is being interfered with or infringed upon by others in a manner which would have a Parent Material Adverse Effect; (d) none is subject to any outstanding order, decree, judgment, stipulation or charge; and (e) there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Parent Intellectual Property.

     5.12.  SOFTWARE AND INFORMATION SYSTEMS.

            (a) For purposes of this Section, the term "SOFTWARE" means all computer software programs, program specifications, charts, procedures, source codes (including annotations), object codes, input data, diagnostic and other routines, data bases and report layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions and flow charts owned or used by the Parent Entities, other than for financial, general or administrative activities. For purposes of this Section, the term "COMPUTER SOFTWARE PROGRAMS" includes any set of arithmetic and/or logical instructions meant to run on, or to control the operation of, any computer (i) whether those instructions are a complete program, a collection of programs making up a subsystem or system, or are merely subroutines or meant to operate in conjunction with other software, and (ii) whether such instructions must be run through another computer program before being useable on a computer, whether such instructions can be used at execution time only in conjunction with another computer program (i.e., an "INTERPRETER") or whether such instructions are in a form that can be run on a computer "AS IS," except for any necessary interfaces with the computer's microcode, operating system or reference-resolving routines. For purposes of this Section, Software as to which the source code is owned by the Parent Entities is referred to as "OWNED SOFTWARE".

            (b)  Except as provided on SCHEDULE 5.12, with respect to the
Software:

                 (i) A Parent Entity is the owner of, and has the exclusive right to use the Owned Software free and clear of any claims of ownership of others, except rights to use the Software granted to customers of the Parent Entities;

                 (ii) the Owned Software and the licensing or sublicensing thereof does not violate or infringe any trade secret rights, copyrights, mask copyrights, patents or other rights of others in a manner which would result in a Parent Material Adverse Effect and, to Parent's knowledge, no assertion to the contrary has been made by any third party which would reasonably be expected to result in a Parent Material Adverse Effect; and

                 (iii) to the knowledge of Parent, no Parent Entity has copied or used any of the Software employed in its business in violation of the applicable license or otherwise violated any of its agreements or the rights of others with respect thereto.

     5.13. LEGAL PROCEEDINGS. Except as disclosed in Parent Annual Report, a subsequent report filed with the SEC or as set forth in SCHEDULE 5.13, (a) no Parent Entity is engaged in or a party to or, to the knowledge of Parent, threatened with any action, suit or other legal proceeding, (b) Parent has no knowledge of any investigation threatened by any governmental or regulatory authority with respect to the Parent Entities or their respective businesses, and (c) none of the assets of the Parent Entities are subject to any judgment, order, writ, injunction, stipulation or decree of any court or any governmental agency directly applicable thereto.

     5.14. COMPLIANCE WITH LAW. To Parent's knowledge, the operation of the respective businesses of the Parent Entities complies in all material respects with all applicable statutes, codes, laws, ordinances, rules and regulations, except where non-compliance could not reasonably be expected to result in a Parent Material Adverse Effect.

     5.15. PERMITS. To Parent's knowledge, the Parent Entities currently have all the permits from all Federal, state and local authorities as are necessary for the conduct of its business on the date hereof, except where the failure to have any permit could not reasonably be expected to result in a Material Adverse Effect.

     5.16. TAXES. Each of the Parent Entities have filed, or will file when due, all Tax Returns and have paid all Taxes required to be paid when due, except to the extent a Parent Entity is disputing any such Taxes in good faith, for the periods up to the Closing.

     5.17. BROKERS' FEES. Neither Purchaser nor Parent has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

                                      ARTICLE VI

                                 COVENANTS OF SELLER

     6.1. INTERIM CONDUCT OF BUSINESS; OPERATING BOARD. From the date hereof until the Closing, Seller shall use all reasonable efforts to operate the Business consistent with past practice and in the ordinary course of business, except as otherwise specifically provided herein. Seller shall not sell, lease or otherwise dispose of the Purchased Assets except in the ordinary course of business. Seller shall collect its accounts receivable and pay its accounts payable consistent with past practice. Within ten business days of the date hereof, Seller will create a group to be known as the "OPERATING BOARD" to develop strategic direction for the Business. The Operating Board will consist of Tom Gay and two employees of Seller designated by Seller.

     6.2. ACCESS. From the date hereof through the Closing Date, Seller shall give Parent and Purchaser and their representatives reasonable access during normal business hours and under reasonable circumstances to all properties and records of the Business and furnish Parent and Purchaser with all financial and other information in its possession relating to the Business and the Purchased Assets as Parent or Purchaser may from time to time reasonably request. Parent and Purchaser shall not contact any employee, customer or supplier of Seller without the prior written consent of an officer of Seller.

     6.3. RECORDS AND DOCUMENTS. Following the Closing Date, Seller shall grant to Purchaser and its representatives, at Purchaser's reasonable request, reasonable access to and the right to make copies at its expense of those records and documents in Seller's possession related to the Business, the Purchased Assets or the Assumed Liabilities as may be reasonably necessary for Purchaser's operation of the Business after the Closing and which do not constitute Purchased Assets.

     6.4. CONSUMMATION. Subject to the terms and conditions provided herein, Seller agrees to use all reasonable efforts to take, or cause to be taken all actions and to do, or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in accordance with its terms; except that this covenant shall not require Seller to make any payment or incur any economic burden not provided for herein.

     6.5. HART-SCOTT-RODINO CONSENT. As promptly as possible, but in any event not later than five (5) business days after the execution hereof, Seller shall file, at its cost, with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "ANTITRUST DIVISION") a premerger notification in accordance with the Hart-Scott-Rodino Act (the "HSR ACT") with respect to the sale of the Purchased Assets pursuant to this Agreement. Seller shall furnish promptly to the FTC and the Antitrust Division any additional information requested by either of them pursuant to the HSR Act in connection with such filings and shall diligently take, or cooperate in the taking of, all steps that are necessary or desirable and proper to expedite the termination of the waiting period under the HSR Act.

     6.6.   NONCOMPETITION.

            (a) As additional consideration for the payments to be made by Purchaser hereunder, Seller agrees for three (3) years from the Closing Date, not to, directly or indirectly, including through Affiliates, engage or have a controlling equity interest in a business that engages in or controls a business in direct competition with the Business as currently conducted within North America (collectively, the "PROHIBITED ACTIVITIES"). Nothing contained in this Section shall limit the activities of Seller or its Affiliates with respect to: (i) the CDS Business or any other commercial printing activities; (ii) any activities expressly contemplated by this Agreement; (iii) any business acquired after the date hereof if the Prohibited Activities did not generate greater than 10% of the revenues of such business during its fiscal year immediately prior to the acquisition and if the Prohibited Activities would not constitute a "SIGNIFICANT SUBSIDIARY" (as defined in the rules and regulations under the Exchange Act) of Seller;
(iv) any business conducted by an entity which hereafter directly or indirectly acquires Seller or Moore Limited; or (v) any ownership interest in Parent or its successors. In no event shall the ownership of less than five percent of any publicly traded company be deemed to be a violation of this Section.

            (b) The parties agree that the duration, scope and geographic area for which the covenant not to compete set forth in this Section 6.6 is to be effective are reasonable and appropriate. In the event that any court of competent jurisdiction determines that the duration, scope or area provided for in this Section 6.6 are unreasonable and that such covenant is to that extent unenforceable, such covenant shall remain in full force and effect for the greatest time period and scope and in the greatest geographical area that would not render it unenforceable.

            (c) The parties agree that damages would be an inadequate remedy for Purchaser in the event of a breach or threatened breach of this Section and thus, in any such event, Purchaser may, either with or without pursuing any potential damage remedies, immediately seek to obtain and enforce an injunction prohibiting Seller and its Affiliates from violating this Section.

     6.7. NOTIFICATION OF BREACH. Seller shall promptly notify Purchaser of any information which makes, or if known to Purchaser or Parent would make, any representation, warranty or covenant of Purchaser or Parent contained herein untrue. If a breach is cured (whether or not the subject of a notice) prior to the Closing (other than a breach of Section 5.5), such breach shall be deemed not to have occurred for all purposes of this Agreement.

     6.8. ACCOUNTANTS. Seller shall request and take commercially reasonable efforts to cause its accountants to provide their consent to the inclusion of their report on the Financial Statements (a) in the filings of Parent with the SEC and (b) for other reasonable purposes of Parent and Purchaser. Any and all costs or expenses related to obtaining such consents shall be borne by Purchaser.

     6.9. INTERIM FINANCIAL STATEMENTS. Not later than August 15, 1999, Seller shall deliver balance sheets and statements of operations as of and for the periods ending June 30, 1999 and 1998, which shall be prepared on a basis consistent, in all material respects, with the Financial Statements, except as to footnote disclosures and normal year-end adjustments and accruals.

                                     ARTICLE VII

                          COVENANTS OF PURCHASER AND PARENT

     7.1. INTERIM CONDUCT OF BUSINESS. From the date hereof until the Closing, Purchaser and Parent shall use and Parent shall cause each Subsidiary to use, all reasonable efforts to operate their respective businesses consistent with past practice and in the ordinary course of business, except as set forth on SCHEDULE 7.1 or as otherwise specifically provided herein (including without limitation, Section 5.4 hereof), provided, however, the Parent shall not:

            (a) declare, set aside or pay any dividend or make any other distribution with respect to the capital stock of Parent;

            (b)  redeem or otherwise acquire any capital stock of Parent;

            (c) amend or otherwise change the certificate of incorporation or by-laws of the Parent or Purchaser;

            (d) merge or consolidate with or agree to merge or consolidate with, nor purchase or agree to purchase all or substantially all of the assets of, nor otherwise acquire, any corporation, partnership, or other business organization or division thereof;

            (e) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its material assets, properties, rights or claims, other than in the ordinary course of business consistent with past practices;

            (f) authorize or effect any stock split, stock dividend, recapitalization or similar transaction;

            (g) authorize for issuance, issue, sell or deliver any additional shares of its capital stock of any class or any securities or obligations convertible into shares of its capital stock of any class (except with respect to currently outstanding warrants, options or convertible securities) or issue or grant any option, warrant or other right to purchase any shares of its capital stock of any class, except pursuant to employee benefit plans consistent with past practice; or

            (h)  agree to do any of the foregoing.

     7.2. ACCESS. From the date hereof through the Closing Date, the Parent Entities shall give Seller and its representatives access during normal business hours and under reasonable circumstances to all properties and records of their respective businesses and furnish Seller with all financial and other information in its possession relating to their businesses and assets as Seller may from time to time reasonably request. Seller shall not contact any employee, customer or supplier of the Parent Entities without the prior written consent of an officer of Parent.

     7.3. CONSUMMATION. Subject to the terms and conditions provided herein, Purchaser and Parent agree to use all reasonable efforts to take, or cause to be taken all actions and to do, or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in accordance with its terms.

     7.4. HART-SCOTT-RODINO CONSENT. As promptly as possible, but in any event not later than five (5) business days after the execution hereof, Parent and Purchaser shall file at their cost with the FTC and the Antitrust Division, including payment of the required filing fee, a premerger notification in accordance with the HSR Act with respect to the purchase of the Purchased Assets pursuant to this Agreement. Parent and Purchaser shall furnish promptly to the FTC and the Antitrust Division any additional information requested by either of them pursuant to the HSR Act in connection with such filings and shall diligently take, or cooperate in the taking of, all steps that are necessary or desirable and proper to expedite the termination of the waiting period under the HSR Act.

     7.5. RECORDS AND DOCUMENTS. Following the Closing Date, Purchaser shall grant to Seller and its representatives, at Seller's reasonable request, reasonable access to and the right to make copies at its expense of those records and documents covering any period prior to the Closing related to the Business or the Purchased Assets as may be reasonably necessary for litigation, preparation of financial statements, tax returns and audits or other valid business purposes. If Purchaser elects to dispose of such records, Purchaser shall first give Seller sixty (60) days' written notice, during which period Seller shall have the right to take such records without further consideration.

     7.6. NOTIFICATION OF BREACH. Purchaser shall promptly notify Seller of any information which makes, or if known to Seller would make, any representation, warranty or covenant of Seller contained herein untrue. If a breach is cured (whether or not the subject of a notice) prior to the Closing, such breach shall be deemed not to have occurred for all purposes of this Agreement.

     7.7. INVESTMENT CANADA NOTIFICATION. As promptly as reasonably possible, but in any event not later than ten (10) business days after this date, Parent and Purchaser shall file with Industry Canada a notice of investment and any supplemental information which may be required in connection therewith pursuant to the Investment Canada Act ("ICA") which filings shall comply in all material respects with the requirements of the ICA. The Seller shall co-operate fully with the Purchaser and Parent in connection with the preparation of such filing and the Purchaser and Parent shall use all reasonable efforts to respond to any requests for supplemental information from Industry Canada.

     7.8.   BOARD OF DIRECTORS.

            (a) If Seller so elects, so long as Seller owns greater than five percent (5%) of the issued and outstanding Common Stock of Parent, (i) Parent shall use its best efforts to cause one designee of Seller (the "DESIGNEE") to be elected to Parent's Board of Directors and (ii) Seller shall be entitled to submit an additional designee for consideration in good faith through the then current Parent Board of Directors nomination process (the "ADDITIONAL DESIGNEE"). If the

Additional Designee is recommended through the nomination process, Parent shall use its best efforts to cause the Additional Nominee to be elected. In the event that either the Designee or the Additional Designee is not so elected, in addition to any other available rights of Seller, Seller shall have the right to appoint one observer for each such person not elected at all meetings of the Board of Directors of Parent and all committees thereof, and such observer shall be: (i) entitled to notice of all meetings of the Board of Directors and its committees of Parent in accordance with the time periods set forth in Parent's by-laws, as if a member of the Parent Board of Directors; (ii) provided with all materials provided to the Parent's Board of Directors and its committees; (iii) provided a copy of any resolutions of the Parent Board of Directors and its committees to be adopted by written consent at the same time that the resolutions are delivered to the members of the Parent Board of Directors and its committees; and (iv) entitled to reimbursement of all out-of-pocket expenses related to the attendance of any meetings of the Parent Board of Directors and its committees in accordance with the most favorable policies applicable to any other observer of the Parent Board of Directors, if such policies are established.

            (b) If Seller elects to exercise its rights pursuant to Section 7.8(a), Parent shall cause the Designee and, subject to Section 7.8(a)(ii), the Additional Designee, to be (i) nominated, (ii) recommended for election by the Board of Directors of Parent, and (iii) included for election in the Parent's proxy statements.

            (c) If Seller elects to appoint the Designee and, if desired, the Additional Designee and Seller owns greater than five percent (5%) of the issued and outstanding Common Stock of Parent, Parent shall continue to be obligated pursuant to this Section 7.8; provided, however, that Seller may change the Designee and Additional Designee at any time and, as long as the Designee or Additional Designee resigns as a director, the Board of Directors of Parent shall take appropriate action so that the replacement shall replace the then existing Designee or Additional Designee, as the case may be, as a member of the Parent's Board of Directors as soon as practicable after Parent receives notice of such change.

            (d) At Closing, Parent shall deliver to Seller an agreement in a form reasonably acceptable to Seller from the stockholders of Parent who are, or who have representatives as, Directors of Parent, agreeing that each of them will vote all of their shares of Common Stock and Preferred Stock of Parent for the election to the Board of Directors of the Designee and Additional Designee, as the case may be, at the Parent's 1999 annual stockholders meeting.

            (e) Notwithstanding anything to the contrary, if this Agreement terminates as provided in Article XIII, and Seller is entitled to retain the Signing Payment, Seller shall nonetheless be entitled to the benefits provided in this Section 7.8 with respect to a single Designee reasonably acceptable to Parent (it being understood that Ed Tyler and James Currie are acceptable candidates) for so long as Seller is a stockholder of Parent and owns greater than five percent (5%) of the issued and outstanding Common Stock of Parent.

                                     ARTICLE VIII

                                   OTHER COVENANTS

     8.1. CONFIDENTIALITY. In addition to its obligations under the Confidentiality Agreement dated April 23, 1999 (the "CONFIDENTIALITY AGREEMENT"), each of Parent and Purchaser, on the one hand, and Seller (on its own behalf and on behalf of Moore Limited), on the other hand, agrees that it will not disclose, nor will it permit any of its employees, agents or representatives to disclose, to any third party any confidential information obtained regarding Seller or Moore Limited, on the one hand, or Purchaser or Parent, on the other hand, in connection with this Agreement, including any information provided pursuant to Section 6.2 or Section 7.2, as the case may be. If this Agreement is terminated without consummation of the transactions contemplated hereby, promptly after termination, Parent and Purchaser, on the one hand, and Seller, on the other hand, shall destroy or return to the other party all such confidential information, including any copies, extracts or other reproductions in whole or in part. Such return or destruction shall be certified in writing by an authorized officer of Parent and Purchaser or Seller, as the case may be. The provisions of this Section 8.1 shall survive any termination of this Agreement.

     8.2.   PARENT COMMON STOCK.

            (a) Parent covenants and agrees that so long as the Convertible Note and/or the Additional Note and the indebtedness evidenced thereby shall be unpaid (in whole or in part) Parent will at all times have authorized, and in reserve, a sufficient number of shares of Common Stock to provide for the exercise of the conversion rights under the Convertible Note and Additional Note (assuming full conversion at the Conversion Price (as defined therein)) from time to time in effect.

            (b) During the 30-trading day periods of time that the Average Closing Price and the Subsequent Average Price are calculated, the Seller, Moore Limited, the Parent Entities and their respective Affiliates agree not to, directly or indirectly, or cause or direct any third party to, purchase, issue or sell any shares of Common Stock on the Nasdaq Stock Market or any other exchange or market (including the OTC Bulletin Board) on which the Common Stock so trades. Parent and Purchaser, on the one hand, and Seller (on its own behalf and on behalf of Moore Limited) on the other hand, represent that no such activities have taken place in the 30-trading days prior hereto. Notwithstanding the foregoing, Parent will be entitled to honor conversion requests or option exercises.

     8.3. COOPERATION AND RECORDS RETENTION WITH RESPECT TO TAXES. Seller and Purchaser shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other, with any records or other information which may be relevant to such Tax Return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, Purchaser shall retain and Seller shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules and other records or information which may be relevant to such returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

     8.4.   PATENT INFRINGEMENT CLAIMS.

            (a) Effective at Closing, Purchaser shall assign to Seller and/or Moore Limited the sole and exclusive right in the United States and in Canada to commence and prosecute Patent Infringement Claims against one or more of the parties described in Section 1.3(e) for infringement of the Patents, at Seller's own expense, and to collect damages for past, present and if any such infringement exists before Closing, future infringement of the Patents, including collecting any royalty or license fees for future periods and to obtain any other relief that is necessary or feasible, including the right to enjoin such parties from practicing the invention claimed in the Patents, to collect enhanced damages and/or attorneys fees for willful infringement thereof, and without limitation to secure any other relief possible. Purchaser agrees to join with Seller and/or Moore Limited as a necessary party to any such litigation and agrees that Seller shall control the litigation with respect to claims for infringement. With respect to invalidity defenses and counterclaims made during the litigation, Purchaser shall control the defense of such invalidity defenses and counterclaims and shall consult with Seller with respect thereto.

            (b) Purchaser agrees to cooperate with Seller and/or Moore Limited in prosecuting the Patent Infringement Claims and to permit Seller to settle or compromise the Patent Infringement Claims on terms which are reasonable, provided, however, that Seller shall not have the right to grant any licenses or other rights under the Patents pursuant to such settlement or compromise. Purchaser agrees that it will consent to and grant a license on terms provided by Seller in an agreement to settle the Patent Infringement Claims subject to Purchaser's approval, not to be unreasonably withheld. Any license, royalty or other fees received by Purchaser in connection with such license or otherwise resulting from the Patent Infringement Claims shall be subject to Section 8.4(d) below.

            (c) The assignment in (a) shall cease to be effective on the second anniversary of the Closing, except as to the "COMMENCED CLAIMS." COMMENCED CLAIMS shall be those claims as to which Seller or Moore Limited has either (i) commenced litigation or other dispute resolution procedures, or (ii) commenced substantive settlement discussions. During the two years following Closing, Purchaser shall not grant any licenses under the Patents to the parties listed in SCHEDULE 1.3(e) or their Affiliates, without the consent of Seller, not to be unreasonably withheld, and thereafter, Purchaser shall not grant any licenses under the Patents to any parties to Commenced Claims, except as provided in (b). In no event shall Seller or Moore Limited assign to any third party (other than Affiliates) any rights granted to Seller and/or Moore Limited in this Section 8.4. Notwithstanding anything contained herein to the contrary, Purchaser shall not be precluded from asserting a Patent Infringement Claim as a counterclaim against a party on
SCHEDULE 1.3(e) which first commences litigation against Purchaser or its Affiliates and as to which the Patent Infringement Claim is a rationally related defense or counterclaim, unless prior thereto Seller or Moore Limited has commenced litigation against such party on the same Patent Infringement Claim.

            (d) Seller and Moore Limited agree to share equally with Purchaser the proceeds of any Patent Infringement Claim brought by Seller and Moore Limited, including any royalty or licenses fees, after deduction of costs and expenses related to the enforcement of the Patent Infringement Claim and any and all related costs thereof. Expenses shall include costs attributable to in house personnel as well as retained counsel and related fees and expenses. Seller, within sixty (60) days of receiving the proceeds, shall provide the Purchaser with an accounting of its costs and expenses as well as its proportionate share of such recovery.

            (e) To the extent the Canadian assignee is an assignee of Patents, it shall be subject to the above provisions.

     8.5.   COOPERATION.

            (a) With respect to any Litigation Matter or Patent Infringement Claim, Purchaser and Parent will cooperate with Seller in defending or prosecuting such Litigation Matter or Patent Infringement Claim, including, without limitation, making available its employees and personnel and relevant records and documents. Seller shall reimburse Purchaser and Parent for any reasonable out-of-pocket expenses incurred by them in cooperating with Seller in asserting the Patent Infringement Claims pursuant to this Section 8.5(a).

            (b) In addition, if, as a result of any resolution, settlement or judgement of a Litigation Matter, the products or services of the Business are required to satisfy such resolution, settlement or judgment, Purchaser and Parent agree to provide such products and services and Seller agrees to pay or cause to be paid the price for such products and services, which price should be no less favorable then the price paid by the other customers of the Business.

     8.6. TAX ELECTION. Seller and Purchaser agree that Purchaser or Canadian assignee and Moore Limited will file such elections under subsection 20(24) of the Income Tax Act (Canada) and any corresponding provincial income tax legislation as are agreed upon by Purchaser or Canadian assignee and Moore Limited.

                                      ARTICLE IX

                        EMPLOYEES AND EMPLOYEE BENEFIT MATTERS

     9.1. CONTINUED ASSOCIATION WITH BUSINESS. On or before the Closing Date, Purchaser shall offer employment to all of the employees of the Business (the "TRANSFERRED EMPLOYEES"). Terms of employment for the employees of the Business shall be offered (i) at the same or greater cash compensation, (ii) with benefits generally comparable in value in the aggregate to those currently provided by the Business to its similarly situated employees, (iii) with respect to Canadian employees, with pension benefits as described in Section 9.4, and (iv) otherwise on terms and conditions at least as favorable as those existing at Closing. The Purchaser shall not require relocation of the employee and shall provide credit for years of service with Seller and any predecessors for purposes of eligibility, participation, vesting, entitlement, severance and all other relevant purposes. Purchaser shall give all such employees credit for vacation, sick pay and similar items (i) to the extent accrued on the 1998 Financial Statement (if required to be accrued in accordance with GAAP), or
(ii) arising after the date thereof. Purchaser will not terminate any of such employees (other than for documented material performance deficiencies which remain uncorrected after reasonable warning) or otherwise alter their terms of employment during the first year after Closing without complying, as to U .S. employees, with the severance policies attached hereto as SCHEDULE 9.1.

     9.2. PAYROLL RECORDS. Seller and Purchaser agree that Purchaser has purchased substantially all of the property used in the Business and that in connection therewith Purchaser will employ individuals who immediately before the Closing Date were employed in such trade or business by Seller. Accordingly, pursuant to Rev. Proc. 84-77, 1984-2 C.B. 753, provided that Seller makes available to Purchaser all necessary payroll records for the calendar year that includes the Closing Date, Purchaser will furnish a Form W-2 to each U.S. employee employed by Purchaser who had been employed by Seller, disclosing all wages and other compensation paid for such calendar year, and Taxes withheld therefrom, and Seller will be relieved of the responsibility to do so.

     9.3. WARN ACT COMPLIANCE. Purchaser shall retain full responsibility for compliance with the Worker's Adjustment and Retraining Notification Act of 1988, as amended, and any other similar Canadian law, and be solely responsible for furnishing any required notice of any "PLANT CLOSING" or "MASS LAYOFF", as applicable and shall indemnify Seller for any liability, expense and cost related thereto, including reasonable attorneys' fees related thereto.

     9.4.   CANADIAN PERSONNEL MATTERS.

            (a) As soon as practicable after the Closing Date, and in no event more than 180 days after such date, Purchaser shall provide or establish, and apply for registration under the INCOME TAX ACT (Canada) and PENSION BENEFITS ACT (Ontario) of a pension plan (the "PURCHASER'S PENSION PLAN") that provides the Transferred Employees who, as at the Closing Date, are participants in, or are eligible (including subject to minimum service conditions) to participate in, the Retirement Income Plan of Moore Corporation Limited (the "PLAN") (the "PENSION EMPLOYEES"), with rights and benefits (excluding any rights to surplus) which in the aggregate for each employee have the same economic value in respect of service with the Business after the Closing Date as that provided to them under the Plan as at the Closing Date. Purchaser shall provide such level of rights and benefits for each of the Pension Employees for at least two (2) years after the Closing Date. Purchaser shall not be responsible for pension and ancillary benefits accrued based on service and earnings with the Business as at or before the Closing Date.

            (b) Purchaser and Seller agree to cooperate fully to ensure proper administration of the pension benefits payable to Pension Employees under the Plan or Purchaser's Pension Plan, as the case may be. The Purchaser's Pension Plan shall recognize the period of employment of Pension Employees with the Business before the Closing Date for the purposes of determining eligibility for membership in, and vesting of pensions (including early retirement benefits) under, the Purchaser's Pension Plan but not for the purpose of benefits accruals. The Plan shall recognize the period of employment of Pension Employees with the Business on or after the Closing Date for the purpose of determining vesting of pensions (including early retirement benefits) under the Plan but not for the purpose of benefit accruals.

     9.5. CANADIAN EMPLOYEES. In addition to and not in limitation of the above provisions, Purchaser acknowledges that it, or the transferees of the Canadian Purchased Assets, shall be a successor to and bound by the existing collective bargaining agreements with the Canadian Transferred Employees. Purchaser and Parent shall indemnify Seller and Moore Limited for any liability, expense and cost with respect to wages, severance and termination pay and other termination costs relating to all service with the Business, and any other matters arising after the Closing Date respecting Canadian Transferred Employees.

                                      ARTICLE X

             CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND PARENT

     The obligation of Purchaser and Parent to consummate the transactions contemplated by this Agreement is subject to fulfillment prior to or at the Closing of the following conditions (unless waived in writing in the sole discretion of Purchaser):

     10.1. ACCURACY OF WARRANTIES AND PERFORMANCE OF COVENANTS. The representations and warranties of Seller contained herein shall be accurate in all material respects when made and as of the Closing Date, except as to matters arising from the date of this Agreement through the Closing in the ordinary course of business (and not in violation of any covenant contained herein) or otherwise contemplated by this Agreement and except for such instances which in the aggregate could not reasonably be expected to result in a Material Adverse Effect. Seller shall have performed, in all material respects, all obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing except for such instances which in the aggregate could not reasonably be expected to result in a Material Adverse Effect. Seller shall have delivered an officer's certificate confirming the matters in each of the foregoing sentences; provided, however, that such certificate may disclose any facts or circumstances arising or coming to the attention of Seller after the date hereof which would cause any representations and warranties to be incorrect or agreements or covenants to be unfulfilled; and
(i) if Purchaser and Parent nevertheless decide to consummate the transactions contemplated hereby, the breach or failure shall be deemed cured and may not be relied upon by Purchaser or Parent to avoid any of its obligations hereunder, impose any liabilities or obligations upon Seller or otherwise recover from Seller with respect thereto, or (ii) if Purchaser and Parent decide not to consummate the transactions contemplated hereby, this Agreement and the proposed transactions contemplated hereunder shall terminate (except as provided in Section 13.2(a)), each party hereto shall thereafter have no obligation or liability hereunder, Seller shall return the Signing Payment to Parent and the Test Marketing Agreement shall terminate. Purchaser's and Parent's sole and exclusive remedy, in law or in equity, for any claim related to or arising out of a failure of a condition or breach, whether in contract, tort or otherwise, identified on or prior to Closing, shall be to refuse to complete the Closing under this Agreement.

     10.2. NO PENDING ACTION. No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

     10.3. CONDITION OF PURCHASED ASSETS. The tangible Purchased Assets in the aggregate shall not have been adversely affected in any way by any act of God, flood, fire, accident, war or other event, which could reasonably be expected to result in a Material Adverse Effect, after giving due consideration to the application of any insurance proceeds.

     10.4. HART-SCOTT-RODINO. The waiting period under the HSR Act required to permit the consummation of the transactions provided for herein shall have expired or early termination shall have been granted.

     10.5. ICA. Industry Canada shall have advised that the investment is not reviewable under the ICA or, the time periods specified in the ICA for notification of review shall have elapsed without notice from Industry Canada.

                                      ARTICLE XI

                    CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

     The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to fulfillment prior to or at the Closing of the following conditions (unless waived in writing in the sole discretion of Seller):

     11.1. ACCURACY OF WARRANTIES AND PERFORMANCE OF COVENANTS. The representations and warranties of Purchaser and Parent contained herein shall be accurate in all material respects when made and as of the Closing Date, except as to matters arising from the date of this Agreement through the Closing in the ordinary course of business (and not in violation of any covenant contained herein) or otherwise contemplated by this Agreement and except for such instances which in the aggregate could not reasonably be expected to result in a Parent Material Adverse Effect. Purchaser and Parent shall have performed all obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing. Purchaser or Parent shall have delivered an officer's certificate confirming the matters in each of the foregoing sentences; provided, however, that such certificate may disclose any facts or circumstances arising or coming to the attention of Purchaser or Parent after the date hereof which would cause any representations and warranties to be incorrect or agreements or covenants to be unfulfilled; and (i) if Seller nevertheless decides to consummate the transactions contemplated hereby, the breach or failure shall be deemed cured and may not be relied upon by Seller to avoid any of its obligations hereunder, impose any liabilities or obligations upon Purchaser or Parent or otherwise recover from Purchaser or Parent with respect thereto except with respect to the Signing Payment, or
(ii) if Seller decides not to consummate the transactions contemplated hereby, this Agreement and the proposed transactions contemplated hereunder shall terminate (except as provided in Section 13.2(a)), each party hereto shall thereafter have no obligation or liability hereunder, other than with respect to the Signing Payment (which Seller shall keep) and the surviving provisions in Section 13.2(a), and the Test Marketing Agreement shall terminate. Except with respect to the Signing Payment and such surviving provisions, Seller's sole and exclusive remedy, in law or in equity, for any claim related to or arising out of a failure of a condition or breach, whether in contract, tort or otherwise, identified on or prior to Closing, shall be to refuse to complete the Closing under this Agreement.

     11.2. NO PENDING ACTION. No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

     11.3. CONDITION OF ASSETS. The tangible assets of the Parent Entities in the aggregate shall not have been adversely affected in any material way by any act of God, flood, fire, accident, war or other event, which could reasonably be expected to result in a Parent Material Adverse Effect, after giving due consideration to the application of any insurance proceeds.

     11.4. HART-SCOTT-RODINO. The waiting period under the HSR Act required to permit the consummation of the transactions provided for herein shall have expired or early termination shall have been granted.

     11.5. ICA. Industry Canada shall have advised that the investment is not reviewable under the ICA or, the time periods specified in the ICA for notification of review shall have elapsed without notice from Industry Canada.

     11.6. DIRECTOR. Consistent with Section 7.8 hereof, at least one designee of Seller shall have been duly elected to the Board of Directors of Parent, with evidence of such action reasonably satisfactory to Seller having been provided to Seller.

     11.7. IBJ. IBJ Whitehall Bank & Trust Company and/or any other lender to Purchaser shall have provided all consents, if any, necessary for the consummation by Parent, the Purchaser and their affiliates of the transactions contemplated by this Agreement including without limitation, the acquisition of the Purchased Assets by the Purchaser, the execution and delivery of the Convertible Note, the Additional Note and the "Security Documents" (as defined in the Convertible Note) (the "LENDER CONSENT").

     11.8. OTHER CONSENTS AND APPROVALS. The consents and approvals described on SCHEDULE 5.2 shall be obtained in form and substance reasonably satisfactory to Seller.

                                     ARTICLE XII

                             SURVIVAL AND INDEMNIFICATION

     12.1.  SURVIVAL.  Other than Section 5.4, the first sentence of Section
4.8 and the second sentence of Section 4.9 (each of which shall expire upon the earlier to occur of the expiration of the applicable statute of limitations and five (5) years from the Closing Date), all representations and warranties contained in this Agreement or in any agreement or other document delivered pursuant hereto shall survive the Closing until June 30, 2000, and thereafter shall expire and be of no force or effect; provided that any claim for indemnification that is asserted by written notice as provided in Section 12.3 within the survival period shall survive until resolved pursuant to a final non-appealable judicial determination or otherwise.

     12.2.  INDEMNIFICATION.

            (a) Purchaser and Parent, jointly and severally, shall indemnify and hold harmless Seller and Moore Limited from and against any and all loss, damage, cost or expense (including reasonable attorneys' fees and expenses), judgments and fines (collectively, "DAMAGES") (i) caused by any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of Purchaser and/or Parent contained herein or in any other agreement or document delivered pursuant hereto, (ii) arising from the Assumed Liabilities, (iii) arising from any action or inaction of Purchaser and/or Parent or their Affiliates after the Closing, other than in accordance with the terms hereof or (iv) arising as a result of, in connection with, or related to the operation of the Business and the Purchased Assets following Closing.

            (b) Seller shall indemnify and hold harmless Purchaser from and against any Damages (i) caused by any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of Seller contained herein or in any other agreement or document delivered pursuant hereto, or (ii) arising from the Excluded Liabilities.

     12.3.  GENERAL PROVISIONS RELATING TO INDEMNIFICATION.

            (a) Seller shall not be required to make any payments pursuant to this Article XII, unless and until the aggregate amount of all claims pursuant to this Article XII shall exceed an amount equal to $500,000 (the "THRESHOLD AMOUNT"), as to which Seller shall be responsible only for the excess over the Threshold Amount. The maximum aggregate amount recoverable from Seller with respect to any and all claims relating to this Agreement or the transactions contemplated hereby shall not exceed an amount equal to Ten Million Dollars ($10,000,000) (the "MAXIMUM AMOUNT"). The Maximum Amount shall be reduced by fifty percent (50%) of all Damages incurred by Seller and its Affiliates arising from the Litigation Matters; provided that in no event shall the Maximum Amount be reduced below Nine Million Five Hundred Thousand Dollars ($9,500,000) with respect to the Damages incurred by Seller and its Affiliates arising from the Litigation Matters.

            (b) The party seeking indemnification shall give written notice to the indemnifying party of the facts and circumstances giving rise to any claim for indemnification as soon as reasonably possible but in any event within thirty (30) days after it obtains knowledge of the basis for a claim for indemnification hereunder. The failure to provide such notice shall not affect the claim except to the extent the Indemnifying Party is prejudiced by the delay.

            (c) With respect to each claim by a third party which could give rise to an indemnification obligation under this Article XII (a "THIRD PARTY CLAIM"), the party seeking indemnification (the "INDEMNIFIED PARTY") must give prompt notice to the indemnifying party (the "INDEMNIFYING PARTY") of the Third Party Claim. The Indemnifying Party may, at its sole cost and expense, upon notice to the Indemnified Party within thirty (30) days after the Indemnifying Party receives notice of the Third Party Claim, assume the defense of the Third Party Claim, with counsel of its choice. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, unless
(i) the settlement or judgment is solely for money damages, or (ii) the Indemnified Party consents thereto, which consent shall not be unreasonably withheld. The Indemnifying Party shall provide the Indemnified Party with fifteen (15) days prior notice before it consents to a settlement of, or the entry of a judgment arising from, any Third Party Claim. The Indemnified Party shall be entitled to participate in the defense of (but not control) any Third Party Claim, the defense of which is assumed by the Indemnifying Party, with its own counsel and at its own expense. The parties shall cooperate in the defense of any Third Party Claim and the relevant records of each party shall be made available on a timely basis. If the Indemnifying Party does not assume the defense of any such claim or proceeding resulting therefrom in accordance with the terms hereof, the Indemnified Party may defend such claim or proceeding in a reasonable manner, including settling such claim or proceeding on such terms as the Indemnified Party may deem appropriate after giving fifteen (15) days' notice of the same to the Indemnifying Party and obtaining the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. To the extent applicable, the Indemnified Party shall keep the Indemnifying Party reasonably informed, in writing, as to the defense of any such matter hereunder.

            (d) No party shall have an obligation to indemnify the other or otherwise have liability to the other party for consequential damages, special damages, incidental damages, indirect damages or similar items.

            (e) Seller shall have no liability to third parties pursuant to this Article XII to the extent arising from actions taken or not taken by Purchaser, Parent or their Affiliates after the Closing Date.

            (f) The party entitled to indemnification shall take all reasonable steps to mitigate all indemnifiable liabilities and Damages upon and after becoming aware of any event which could reasonably be expected to give rise to any liabilities and Damages that are indemnifiable hereunder.

            (g) No party shall be entitled to indemnification to the extent of any tax or other benefits resulting from or which may be legally claimed as a result of the facts and circumstances relating to any indemnifiable claim.

            (h) If any Damages are covered by third party insurance or subject to other third party recoveries (collectively, "THIRD PARTY RIGHTS"), Purchaser and Parent shall use commercially reasonable efforts to recover the amount of coverage or claim from the insurer or such third party, which recovery (after deduction of costs of collection) shall reduce Damages hereunder. Each of Purchaser and Parent agrees to assign all Third Party Rights to Seller and to appoint Seller as its limited agent and attorney-in-fact for seeking such recovery to the extent Purchaser and Parent fail to recover. Each of Purchaser and Parent also agree to cooperate with Seller and Seller agrees to cooperate with Purchaser and Parent in the collection thereof. Such appointment as limited agent and attorney-in-fact and is coupled with an interest and is irrevocable.

            (i) To the extent that an Indemnifying Party discharges any claim for indemnification hereunder, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party against third parties.

            (j) Since Seller is making certain representations and covenants as to certain matters of the Business operated by Moore Limited, in no event shall Moore Limited have any liability in connection with the matters contemplated by this Agreement; provided, however, that Moore Limited shall be a third party beneficiary of this Agreement.

            (k) After the Closing, the indemnification rights provided hereunder shall be the exclusive remedy of Seller and Parent, Purchaser and each of their respective Affiliates and their officers, directors, employees, stockholders, Affiliates, agents or representatives with respect to any breach contained herein, except for non-monetary remedies being sought with respect to the breach of any agreement or covenant contained herein. No party shall have any right to set-off any claims hereunder against any payments to be made by such party to another party pursuant to this Agreement or otherwise, except in the case of a final judgment for a fixed amount not subject to further appeal.

                                     ARTICLE XIII

                                     TERMINATION

     13.1. TERMINATION OR ABANDONMENT. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Closing:

            (a) subject to Section 6.5 and Section 7.4, by Seller on the one hand, and Purchaser and Parent on the other, if any court of competent jurisdiction or governmental body, authority or agency having jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

            (b) by Purchaser and Parent, if one or more of the conditions to the obligations of Purchaser and Parent to Close have not been fulfilled by September 30, 1999;

            (c) by Seller, if one or more of the conditions to the obligation of Seller to Close has not been fulfilled by September 30, 1999; and

            (d) by Seller, if the Average Closing Price, as determined pursuant to Section 2.2(c) (without regard to the $10.00-$14.00 collar), is less than $7.48.

            Notwithstanding anything contained herein to the contrary, if the Closing has not been consummated by September 30, 1999 and the sole cause of such failure to close is the lack of expiration or termination of the waiting period under the HSR Act, then the September 30, 1999 date referred to above shall be extended to the earlier of (x) five days after expiration or termination of the HSR waiting period, and (y) October 31, 1999. If this Agreement is terminated because the waiting period under the HSR Act has not expired or been terminated by October 31, 1999, and Purchaser and Parent have complied with all of their obligations under
Section 7.3 and Section 7.4, such termination shall be treated as a termination pursuant to Section 13.1(a).

     13.2.  EFFECT OF TERMINATION.

            (a)  If any party terminates this Agreement pursuant to Section
13.1 above, all obligations of the parties hereunder shall terminate without any liability of any party to any other party; provided, however, that the provisions of Section 2.6, Section 7.8, Section 8.1, Article XII, Section 13.1, this Section 13.2 and the applicable Sections of Article XIV, as well as the Registration Rights Agreement, shall survive termination of this Agreement, unless the Signing Payment is required to be returned to Parent pursuant to Section 2.6, in which case only Section 8.1 and Article XIV shall survive.

            (b)  [Intentionally left blank.]

                                     ARTICLE XIV

                                  GENERAL PROVISIONS

     14.1. AMENDMENTS AND WAIVER. No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     14.2. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be, personally delivered or sent by facsimile transmission with confirming copy sent by overnight courier (such as Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient as follows:

            (a)  If to Seller:

                    Moore North America, Inc.
                    100 N. Field Drive
                    Suite 220
                    Lake Forest, Illinois  60045
                    Attention: Senior Vice President Business Development Facsimile No.: (847) 615-5784
                    Telephone No.:  (847) 615-5782

                 With copies to:

                    Moore North America, Inc.
                    100 N. Field Drive
                    Suite 220
                    Lake Forest, Illinois  60045
                    Attention: Vice President and General Counsel Facsimile No.: (847) 615-5753
                    Telephone No.:  (847) 615-5707

                    McDermott, Will & Emery
                    227 West Monroe
                    Chicago, IL  60606
                    Attention:  Grant A. Bagan, P.C.
                    Facsimile No.:  (312) 984-7700
                    Telephone No.:  (312) 984-7567

            (b)  If to Purchaser or Parent:

                    VISTA Information Solutions, Inc.
                    5060 Shoreham Place
                    Suite 300
                    San Diego, CA
                    Attention:  Tom R. Gay
                    Facsimile No.:  (619) 450-6100
                    Telephone No.:  (619) 450-6185

                 With copies to:

                    Gray Cary Ware & Freidenrich LLP
                    4365 Executive Drive
                    Suite 1600
                    San Diego, CA  92122
                    Attention:  Douglas J. Rein
                    Facsimile No.:  (619) 677-1477
                    Telephone No.:  (619) 677-1400

Any party may change its address or add or change parties for receiving notice by written notice given to the others named above. Notices shall be deemed given as of the date of receipt.

     14.3. EXPENSES; TAXES. Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby; provided that any sales, transfer or similar taxes payable in connection with the sale of the Purchased Assets and the transactions contemplated hereby shall be paid (a) by the party which customarily pays such taxes in the applicable jurisdiction and (b) in the absence of any customary practice, one-half by Seller and one-half by Purchaser. Purchaser shall pay and

Seller or Moore Limited shall collect any tax that is payable under part IX of the Excise Tax Act (Canada) and the Quebec Sales Tax Act.

     14.4. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.5. SUCCESSORS AND ASSIGNS; BENEFICIARIES. This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns. No party may assign any rights, benefits, duties or obligations under this Agreement without the prior written consent of the other party. Except as expressly provided herein, no third party shall be entitled to enforce any provision hereof; and no third party is intended to benefit from this Agreement.

     14.6. ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement and the documents referred to herein contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the parties on the subject matter hereof.

     14.7. ANNOUNCEMENTS. No announcement of the terms of this Agreement shall be made by any party without the written approval of the other party (which approval shall not be unreasonably withheld), except for filings required under the HSR Act and the ICA and as otherwise required by applicable law or stock exchange regulations.

     14.8. PARTIAL INVALIDITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court or competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     14.9. GOVERNING LAW; JURISDICTION. This Agreement shall be interpreted in accordance with the substantive laws of the State of Delaware applicable to contracts made and to be performed wholly within said State. All disputes, legal actions, suits and proceedings arising out of or relating to this Agreement shall be brought in an Applicable Forum. The term "APPLICABLE FORUM" (i) with respect to actions brought by Purchaser or Parent, shall mean a federal district or state court located in Chicago, Illinois, and (ii) with respect to actions brought by Seller, shall mean a federal district or state court located in San Diego, California; provided that if Seller is permitted by the terms of another document contemplated by this Agreement to bring an action in a court other than one located in San Diego, California, and an action is filed in such other court with respect to a dispute under such other document (an "ANCILLARY ACTION"), actions under this Agreement may also be brought in such other court in connection with the Ancillary Action. Each party hereby consents to the exclusive jurisdiction of the Applicable Forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any right to object on the basis that any dispute, action, suit or proceeding brought in an Applicable Forum has been brought in an improper or inconvenient venue or forum.

     14.10. OTHER RULES OF CONSTRUCTION. References in this Agreement to sections, schedules, attachments and exhibits are to sections of, and schedules, attachments and exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.11. AUTHORSHIP. The parties hereto agree that the terms and language of this Agreement and all agreements contemplated hereby were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against either party. Any controversy over construction of this Agreement and all agreements contemplated hereby shall be decided without regard to events of authorship or negotiation.

     14.12. SPECIFIC PERFORMANCE. Parent, Purchaser and Seller recognize that any breach of the terms of this Agreement may give rise to irreparable harm to Parent, Purchaser or Seller for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, the non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of a remedy of money damages.

     14.13. JOINT AND SEVERAL OBLIGATIONS. Even if not expressly stated in the particular instance, each of Parent and Purchaser are jointly and severally liable for all of the obligations of the other provided for or referred to herein, including in agreements contemplated hereby.

                       *                  *                  *

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.

VISTA DMS, INC.                    MOORE NORTH AMERICA, INC.


By:                                By:
  -----------------------------       --------------------------------
Its:                               Its:
  -----------------------------       --------------------------------

VISTA INFORMATION SOLUTIONS, INC.


By:
  -----------------------------
Its:
  -----------------------------

                                    AMENDMENT
                                     TO THE
                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS


         THIS AMENDMENT to the Agreement for Purchase and Sale of Assets by and among Moore North America, Inc. ("Seller"),VISTA DMS, Inc. ("Purchaser") and VISTA Information Solutions, Inc. ("Parent") dated July 28, 1999, as amended (the "ASSET PURCHASE AGREEMENT"), is made and entered into this 17th day of December, 1999.

         WHEREAS, Seller, Purchaser and Parent have agreed to amend certain terms of the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser and Parent agree as follows:

         1. AMENDMENT TO SECTION 1.2. Section 1.2(a) of the Asset Purchase Agreement is amended to delete the reference to "Section 1.3(i)" and replace it with a reference to "Section 1.3."

         2. AMENDMENT TO SECTION 1.3.

         (a) Section 1.3(a) and 1.3(h) of the Asset Purchase Agreement is amended and restated as follows:

                  (a) all cash and cash equivalents, including cash on hand and cash in transit (i.e., bank deposits being made by Seller), deposits and prepaids;

                  (h) all rights to indemnification for, or claims against third parties related to the Litigation Matters (as defined below), including the indemnification provisions of the September 24, 1996 Agreement with Geo Systems Global Corporation and any successor agreements thereto, as such provisions relate to acts or omissions of Seller and its Affiliates through Closing;

         (b) Section 1.3 of the Asset Purchase Agreement is amended by adding the following:

                  (k) all trade accounts receivables and lease receivables from U.S. obligors (collectively, the "RETAINED RECEIVABLES").

         3. AMENDMENT TO SECTION 2.2. Section 2.2 of the Asset Purchase Agreement is amended and restated in its entirety as follows:

                  2.2  PAYMENT OF CONSIDERATION.  At Closing, Purchaser shall:

                  (a) pay to Seller and Moore Limited, as provided in Section
         2.5 below, Three Million Seven Hundred Thousand Dollars ($3,700,000) and Sixteen Million Three Hundred Thousand Dollars ($16,300,000), respectively, for a total


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



         of Twenty Million Dollars ($20,000,000) (the cash payment being referred to as the "CASH CONSIDERATION");

                  (b) deliver to Seller Parent's and Purchaser's convertible promissory note in the original aggregate principal amount of Eighteen Million Seven Hundred Thousand Dollars ($18,700,000), in the form attached hereto as Exhibit A (the "CONVERTIBLE NOTE"); and

                  (c) deliver to Seller 198,495 shares of Common Stock, in addition to the 751,505 shares of Common Stock previously delivered to Seller.

         Seller shall provide wire transfer instructions to Purchaser not less than twenty-four (24) hours prior to the Closing. All payments hereunder shall be made in U.S. dollars by wire transfer or other immediately available funds, and all currency amounts referred to throughout this Agreement are to U.S. dollars.

         4. AMENDMENT TO SECTIONS 2.3 AND 2.4. Sections 2.3 and 2.4 of the Asset Purchase Agreement are hereby deleted.

         5. AMENDMENT TO SECTION 2.6(a). The second sentence of Section 2.6(a) of the Asset Purchase Agreement is amended and restated in its entirety as follows:

                  Notwithstanding anything contained herein to the contrary, if this Agreement is terminated for any reason, regardless of which party terminates or the grounds for such termination, Seller is unconditionally entitled to retain the Signing Payment.

         6. AMENDMENT TO SECTION 3.2. Section 3.2 of the Asset Purchase Agreement is amended by adding the following:

         (h) a promissory note in the aggregate principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), in substantially the form attached hereto as EXHIBIT A-1 (the "WORKING CAPITAL NOTE") and the related Lock Box Agreement in substantially the form attached hereto as EXHIBIT A-2 (the "Lock Box Agreement").

         7. AMENDMENT TO SECTION 3.4. Section 3.4 of the Asset Purchase Agreement is amended by adding the following:

         (j) an Employee Leasing Agreement in substantially the form attached hereto as EXHIBIT P.

         8. AMENDMENT TO SECTION 6.9. Section 6.9 is amended by adding the following provision at the end thereof:

                  Further, within thirty (30) days of Closing, Seller shall deliver balance sheets and statements of operations as of and for the periods ended September 30, 1999 and 1998 which, to the knowledge of Seller, shall be prepared on a basis consistent, in all material respects, to the


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


June 30,1999 financial statements previously delivered. Purchaser and Parent shall provide all files and records and shall provide at their cost, all personnel necessary for such preparation.

         9. ICA AMENDMENT.

                  (a) Section 7.7 of the Asset Purchase Agreement is amended to delete the phrase "but in any event not later than ten (10) days after this date" and replace it with the following phrase: "but in any event within the required time frame".

                  (b) Sections 10.5 and 11.5 of the Asset Purchase Agreement are deleted.

         10. AMENDMENT TO SECTION 7.8. Section 7.8(d) of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

                  (d) At Closing, Parent shall deliver to Seller a Secretary's certificate certifying as to the adoption and effectiveness of resolutions of the Board of Directors of Parent electing the Designee and Additional Designee to the Board of Directors.

         11. AMENDMENT TO ARTICLE VII. Article VII of the Asset Purchase Agreement is amended by adding the following:

         Section 7.9 NASD LISTING. Parent has filed or shall file an application with the NASD for listing of all shares of common stock acquired hereunder or issuable upon conversion of the Convertible Note as soon as required under the NASD rules and use its best efforts for such application to be approved.

         12. AMENDMENT TO SECTION 8.2.

         (a) Section 8.2(a) of the Asset Purchase Agreement is amended to delete all references to the Additional Note.

         (b) Section 8.2(b) of the Asset Purchase Agreement is deleted.

         13. AMENDMENT TO ARTICLE VIII. Article 8 of the Asset Purchase Agreement is amended by adding the following:

         Section 8.1 RETAINED RECEIVABLES. On April 17, 2000, Parent and Purchaser agree to purchase all of the Retained Receivables which have not been fully collected by Seller for a purchase price of (i) $7,500,000, less (ii) all amounts (excluding interest, penalties, costs of collection and the like) collected by Seller with respect to the Retained Receivables ("Collections"), plus (iii) all costs of collection incurred by Seller ("Costs"). If all of the Retained Receivables have been fully collected (x) but the Collections, less the Costs, are less than $7,500,000, Parent and Purchaser shall pay the deficiency to Seller on April 17, 2000, or (y) if the Collections less the Costs are in excess of $7,500,000, Seller shall pay such excess to Parent.

         14. AMENDMENT TO SECTION 11.7. Section 11.7 of the Asset Purchase Agreement is amended and restated in its entirety as follows:

                  IBJ Whitehall Bank & Trust Company shall have (i) been paid in full all amounts owing by the Parent and its Affiliate, (ii) delivered evidence thereof to Parent in a form reasonably satisfactory to Seller, and (iii) released its security interest in all assets of Parent and its Affiliates, in a form reasonably satisfactory to Seller.

         15. AMENDMENTS TO SECTIONS 3.1 AND 13.1.

         (a) Section 3.1 and Sections 13.1(b) and (c) of the Asset Purchase Agreement are amended by replacing the date contained therein with December 17, 1999.

         (b) Section 13.1(d) and the last paragraph of Section 13 are deleted in their entirety.

         16. AMENDMENT TO SECTION 14.6. Section 14.6 of the Asset Purchase Agreement is hereby amended and restated in its entirety as follows:

                  Section 14.6 ENTIRE AGREEMENT. This Agreement and the documents referred to herein, the Confidentiality Agreement and the Amendment to this Agreement dated December 17, 1999 contain the entire agreement and understanding among the parties with respect to the transactions contemplated hereby and supercede all other agreements, understandings and undertakings among the parties on the subject matter hereof.

         17. AMENDMENT TO SECTION 14.13. Section 14.13 of the Asset Purchase Agreement is amended and restated in its entirety as follows:

                  Section 14.13 JOINT AND SEVERAL OBLIGATIONS AND GUARANTY. (a) Even if not expressly stated in the particular instance, each of Parent and Purchaser are jointly and severally liable for all of the obligations of the other and their Affiliates provided for or referred to herein, including any and all agreements contemplated hereby, delivered on or prior to the Closing Date or subsequent to the Closing Date and related to the transactions contemplated hereby, and any amendments thereto (the "TRANSACTION AGREEMENTS").

                  (b) In addition, Purchaser unconditionally and irrevocably guarantees to Seller the due and punctual fulfillment of any and all obligations of its Affiliates under the Transaction Agreements. This is a continuing guaranty of performance and payment (and not merely a guaranty of collection), and Purchaser undertakes to perform all obligations under the Transaction Agreements, regardless of whether or not Seller, or anyone on behalf of Seller shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to collect any amount or enforce any right, at law or in equity. Purchaser hereby unconditionally: (i) waives any requirement that Seller, in the event of any default by an Affiliate, first makes demand upon, or seeks to enforce remedies against the Affiliate before demanding payment or other performance under or seeking to enforce this guaranty; (ii) covenants that this guaranty shall not be discharged except by the performance of all obligations due under the Transaction Agreements; and (iii) waives diligence, presentment and protest with respect to, and any notice of default in the payment of any amount or performance of any obligation at any time due under the Transaction Agreements.

         18. NO OTHER AMENDMENT; CONFIRMATION. Except as expressly amended, modified and supplemented hereby, the provisions of the Asset Purchase Agreement are and shall remain in full force and effect.

         19. COUNTERPARTS. This amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. GOVERNING LAW. This amendment shall be interpreted in accordance with the substantive laws of the State of Delaware applicable to contracts made and to be performed wholly within said state.

         21. DEFINITIONS. All capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           MOORE NORTH AMERICA, INC.


                                           By: ________________________________
                                           Its:________________________________



                                           VISTA INFORMATION SOLUTIONS, INC.


                                           By: ________________________________
                                           Its:________________________________



                                           VISTA DMS, INC.


                                           By: ________________________________
                                           Its:________________________________




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